Exhibit 10.3

Execution Version

ABL INTERCREDITOR AGREEMENT

This ABL INTERCREDITOR AGREEMENT (as amended, restated, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is dated as of October 29, 2020, and entered into by and among (a) JPMorgan Chase Bank, N.A., in its capacity as agent for the ABL Lenders (including its successors and assigns from time to time, the “ABL Agent”), (b) Wells Fargo Bank, National Association, in its capacity as collateral trustee (including its successors and assigns from time to time, the “Collateral Trustee”) for (i) the Notes Trustee and the Noteholders and (ii) any future Pari Passu Lien Representative or Pari Passu Lien Claimholders and (c) such additional parties from time to time party hereto pursuant to the terms hereof and acknowledged by Unisys Corporation, a Delaware corporation (the “Company”) and certain subsidiaries of the Company (the “Subsidiary Guarantors”). As described in more detail in Section 8.10 hereof, this Agreement is intended to be binding on all Claimholders, Pari Passu Lien Representatives and First Lien Debt Representatives, as well as the ABL Agent, the Collateral Trustee and the First Lien Debt Collateral Agent. Capitalized terms used in this Agreement have the meanings assigned to them in Article I below.

RECITALS

The Company, the Subsidiary Guarantors, certain lenders (the “ABL Lenders”) and agents party thereto and the ABL Agent have entered into an Amended and Restated Credit Agreement, dated as of October 29, 2020, providing for a revolving credit facility (including swing-line and letter-of-credit sub-facilities) (as amended, restated, supplemented, modified, replaced or refinanced from time to time in accordance with the terms hereof, the “ABL Agreement”);

The Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee (in such capacity and including its successors and assigns from time to time, the “Notes Trustee”) are entering into the Indenture, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Notes Indenture”);

The Company may, subject to the terms of the ABL Agreement and the Notes Indenture, from time to time incur additional (i) Pari Passu Lien Debt pursuant to the terms of the Collateral Trust Agreement and (ii) First Lien Debt pursuant to the terms of the First Lien Debt Documents;

The obligations of the Company and the Subsidiary Guarantors to (i) the ABL Agent and the ABL Claimholders, (ii) the Pari Passu Lien Representatives and the Pari Passu Lien Claimholders and (iii) in respect of any future First Lien Debt, the First Lien Debt Representatives and the First Lien Debt Claimholders are, or in the case of future First Lien Debt, will be, each secured by Liens on certain of the assets of the Grantors, and as required under the ABL Agreement, each of the ABL Agent, the Priority Lien Representatives and the applicable Claimholders have agreed to the relative priority of their respective Liens on the Collateral and certain other rights, priorities and interests as set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS.

1.1 Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“ABL Agent” has the meaning assigned to that term in the preamble to this Agreement.

“ABL Agreement” has the meaning assigned to that term in the recitals to this Agreement.

“ABL Claimholders” means, at any relevant time, the holders of ABL Obligations at that time, including the ABL Lenders, the Bank Product Providers, the Secured Swap Providers and the agents under the ABL Loan Documents.

“ABL Collateral” means all of the following now owned or hereafter acquired assets wherever located (including, for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code (or any provision of any other Bankruptcy Law)), would constitute ABL Collateral:

(1) Accounts and “payment intangibles” (as defined in Article 9 of the UCC), other than payment intangibles that constitute identifiable proceeds of Collateral which is not otherwise ABL Collateral;

(2) (i) “deposit accounts” (as defined in Article 9 of the UCC) and “securities accounts” (as defined in Article 8 of the UCC) (in each case, other than any Collateral Account), including all monies, “uncertificated securities” (as defined in Article 8 of the UCC) (other than Capital Stock of Subsidiaries of any Grantor), “securities entitlements” (as defined in Article 8 of the UCC) and “financial assets” (as defined in Article 8 of the UCC) contained therein (including all cash, marketable securities and other funds held in or on deposit in either of the foregoing), (ii) “instruments” (as defined in Article 9 of the UCC) and intercompany Debt (whether or not evidenced by an instrument, a note or otherwise) and (iii) “chattel paper” (as defined in Article 9 of the UCC);

(3) “general intangibles” (as defined in Article 9 of the UCC) pertaining solely to the other items of property included within clauses (1), (2), (4), (5) and (6) of this definition of ABL Collateral (other than Capital Stock of Subsidiaries of any Grantor and Intellectual Property);

(4) “records” (as defined in Article 9 of the UCC), “supporting obligations” (as defined in Article 9 of the UCC) and related “letters of credit” (as defined in Article 5 of the UCC), “commercial tort claims” (as defined in Article 9 of the UCC) or other claims and causes of action, in each case, to the extent related primarily to any of the foregoing;

(5) all books, records and information relating to the foregoing (including, without limitation, all books, records, information, databases and customer lists, whether tangible or electronic, that contain any information relating to any of the foregoing); and

(6) substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing, except to the extent that any item of property included in clauses (1) through (6) constitutes an Excluded Asset; provided that, notwithstanding anything to the contrary contained in the foregoing, ABL Collateral shall include, without limitation, any proceeds from the disposition of “inventory” (as defined in Article 9 of the UCC) sold by any Grantor in the ordinary course of business; provided, further, that in no case shall ABL Collateral include any identifiable cash proceeds from a sale, lease, conveyance or other disposition of any Collateral (other than ABL Collateral or inventory sold by any Grantor in the ordinary course of business) that have been deposited in the Collateral Account, in each case in accordance with the terms of the Pari Passu Lien Documents, the Security Documents and the Intercreditor Agreements.

“ABL Collateral Documents” means the “Collateral Documents” (as defined in the ABL Agreement; provided that the term “Collateral Documents” as defined in the ABL Agreement shall include this Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted, or purported to be granted, securing any ABL Obligations or under which rights or remedies with respect to such Liens are governed.

“ABL Default” means an “Event of Default” (as defined in the ABL Agreement).

“ABL Lenders” has the meaning assigned to that term in the recitals to this Agreement.

“ABL Loan Documents” means the ABL Agreement, the ABL Collateral Documents and the other “Loan Documents” (as defined in the ABL Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other ABL Obligation, and any other document or instrument executed or delivered at any time in connection with any ABL Obligations, including any intercreditor or joinder agreement among holders of ABL Obligations, to the extent such are effective at the relevant time, as each may be amended, supplemented, refunded, deferred, restructured, replaced or refinanced from time to time in whole or in part (whether with the ABL Agent and ABL Lenders or other agents and lenders or otherwise), in each case in accordance with the provisions of this Agreement.

“ABL Obligations” means all Obligations outstanding under the ABL Agreement and the other ABL Loan Documents and the Bank Product Agreements and Secured Rate Contracts. “ABL Obligations” shall include (a) all amounts accrued or accruing (or which would, absent commencement of an Insolvency Proceeding, accrue) after commencement of an Insolvency Proceeding in accordance with the relevant ABL Loan Document, whether or not the claim for such amounts is allowed or allowable as a claim in such Insolvency Proceeding, and (b) all other Obligations that are purported to be secured under the ABL Collateral Documents.

“ABL Standstill Period” has the meaning set forth in Section 3.2(a)(i).

“Access Period” means, for each parcel of Mortgaged Premises and IP Collateral, the period, after the commencement of an Enforcement by the ABL Agent, which begins on the day that the ABL Agent provides the Controlling Priority Lien Collateral Agent (with copies to each other Priority Lien Debt Collateral Agent) with the written notice of its election to request access or a license pursuant to Section 3.3(b) or 3.4, as the case may be, and ends on the earliest of (i) the 180th day after the ABL Agent obtains the ability to use, take physical possession of, remove or otherwise control the use or access to the relevant ABL Collateral following Enforcement plus such number of days, if any, after the ABL Agent obtains access to such ABL Collateral that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to such ABL Collateral, (ii) the date on which all or substantially all of such ABL Collateral is sold, collected or liquidated or (iii) the date on which the Discharge of ABL Obligations occurs.

“Account” means all present and future “accounts” (as defined in Article 9 of the UCC).

“Account Agreements” means any lockbox account agreement, pledged account agreement, blocked account agreement, securities account control agreement, or any similar deposit or securities account agreements among the applicable Priority Lien Debt Collateral Agents and/or the ABL Agent and the applicable Grantors and the relevant financial institution depository or securities intermediary.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Bank Product Agreement” means any agreement evidencing Bank Product Obligations.

“Bank Product Obligations” has the meaning set forth in the ABL Agreement on the Issue Date.

“Bank Product Provider” has the meaning set forth in the ABL Agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, interests, participations, warrants, options (including any Permitted Bond Hedge Transaction (as defined in the Notes Indenture)) or other rights to acquire or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, but in each case excluding any debt security that is convertible or exchangeable for Capital Stock.

“Cash Equivalents” means:

(1) Dollars and, in the case of Foreign Subsidiaries, the local currency where such Foreign Subsidiary is operating;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition;

(3) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and bank deposits, in each case with any lender party to the ABL Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $250.0 million and a Moody’s, S&P or Fitch rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having a rating of at least P-1 from Moody’s and a rating of at least A-1 from S&P;

(6) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (3) above; and

(7) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (2) through (6) above.

“CFC” means any Person that is a controlled foreign corporation within the meaning of Section 957 of the Code.

“Chattel Paper” means all present and future “chattel paper” (as defined in Article 9 of the UCC).

“Claimholders” means the ABL Claimholders and the Priority Lien Claimholders.

“Collateral” means all assets and properties, whether real, personal or mixed, subject to, or purported to be subject to, Liens in favor of any ABL Claimholders, any Pari Passu Lien Claimholders or any First Lien Debt Claimholders created by any of the ABL Collateral Documents, the Pari Passu Lien Documents or the First Lien Debt Documents, as applicable, including any asset subject to Liens granted pursuant to Article 6 to secure the ABL Obligations, the Pari Passu Lien Obligations or the First Lien Debt Obligations (if any).

“Collateral Account” means one or more deposit accounts or securities accounts under the control of the Notes Trustee or the Collateral Trustee holding only the proceeds of any sale or disposition of any Shared Collateral.

“Collateral Trust Agreement” means that certain Collateral Trust Agreement, dated as of the date hereof, by and among the Company, the Grantors party thereto, the Notes Trustee, the Collateral Trustee and the other parties thereto from time to time, as amended, restated, supplemented or otherwise modified from time to time, in accordance with the terms thereof and hereof (including Section 1.2 hereof).

“Collateral Trustee” has the meaning assigned to that term in the preamble to this Agreement.

“Company” has the meaning assigned to that term in the preamble to this Agreement.

“Controlling Priority Lien Collateral Agent” means (i) as of the date hereof and until a different Controlling Priority Lien Collateral Agent has been designated pursuant to clause (ii) below, the Collateral Trustee, and (ii) at any time that a Senior-Junior Intercreditor Agreement is in effect, the Priority Lien Debt Collateral Agent of the Priority Lien Claimholders entitled, at such time, to direct the exercise of rights and remedies pursuant to the Senior-Junior Intercreditor Agreement, as identified from time to time in a written notice delivered to the ABL Agent executed by such new Controlling Priority Lien Collateral Agent and acknowledged and agreed by the prior Controlling Priority Lien Collateral Agent. For the avoidance of doubt, there shall only be one Controlling Priority Lien Collateral Agent at any time.

“Debt” means and includes all Obligations that constitute “Debt,” “Indebtedness,” “Obligations,” “Liabilities” or any similar term within the meaning of the ABL Agreement, the Pari Passu Lien Documents (including the Notes Indenture) or the First Lien Debt Documents (if any).

“Deposit Accounts” means all present and future “deposit accounts” (as defined in Article 9 of the UCC).

“DIP Financing” has the meaning assigned to that term in Section 6.1.

“Discharge of ABL Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a) termination or expiration of all commitments, if any, to extend credit that would constitute ABL Obligations;

(b) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency Proceeding, whether or not such interest would be allowed or allowable in such Insolvency Proceeding) on all ABL Obligations (other than any undrawn letters of credit);

(c) discharge or cash collateralization (in an amount and manner reasonably satisfactory to the ABL Agent, but in no event exceeding the lower of (i) 105% of the aggregate undrawn amount and (ii) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable ABL Loan Document) of all letters of credit issued under the ABL Loan Documents and constituting ABL Obligations;

(d) termination of each Secured Rate Contract and the payment in full in cash by wire transfer of immediately available funds of all obligations thereunder (other than any Secured Rate Contract with respect to which other arrangements satisfactory in the sole discretion of the Secured Swap Provider that is a party to such Secured Rate Contract have been made and communicated to the ABL Agent);

(e) termination of each Bank Product Agreement and the payment in full in cash by wire transfer of immediately available funds of all obligations thereunder (other than any Bank Product Agreement with respect to which other arrangements satisfactory in the sole discretion of the Bank Product Provider that is a party to such Bank Product Agreement have been made and communicated to the ABL Agent);

(f) the provision of cash collateral to the applicable ABL Claimholders in such amount as such ABL Claimholders determine is reasonably necessary to secure such ABL Claimholders in respect of any asserted or threatened (in writing) claims, demands, actions, suits, proceedings, investigations, liabilities, fines, costs, penalties or damages for which any of such ABL Claimholders may be entitled to indemnification by any obligor pursuant to the indemnification provisions in the applicable ABL Loan Documents; and

(g) payment in full in cash of all other ABL Obligations that are outstanding and unpaid at the time the Debt constituting such ABL Obligations is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Discharge of First Lien Debt Obligations” means the occurrence of all of the following:

(a) termination or expiration of all commitments to extend credit that would constitute First Lien Debt;

(b) payment in full in cash of the principal of, and interest and premium, if any, on all First Lien Debt (other than any undrawn letters of credit), including interest and premiums accruing on or after the commencement of any Insolvency Proceeding, whether or not such interest or premiums would be allowed or allowable in such Insolvency Proceeding;

(c) discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable First Lien Debt Document) of all outstanding letters of credit constituting First Lien Debt; and

(d) payment in full in cash of all other First Lien Debt Obligations that are outstanding and unpaid at the time the First Lien Debt is paid in full in cash (other than any obligations consisting of unasserted contingent obligations).

“Discharge of Priority Lien Obligations” means, collectively, the Discharge of Pari Passu Lien Obligations and the Discharge of First Lien Debt Obligations.

“Disposition” has the meaning assigned to that term in Section 5.1(b).

“Enforcement” means, collectively or individually for the ABL Agent or any ABL Claimholder or any Priority Lien Debt Collateral Agent or Priority Lien Claimholder when an ABL Default or a Priority Lien Debt Default, as the case may be, has occurred and is continuing, any action taken by such Person to repossess, or exercise any remedies with respect to, the Collateral or commence the judicial enforcement of any of the rights and remedies under the ABL Loan Documents or the Priority Lien Documents or under any applicable law, but in all cases excluding (i) the imposition of a default rate or late fee and (ii) the collection and application of Accounts or other monies deposited from time to time in Deposit Accounts or Securities Accounts against the ABL Obligations pursuant to the ABL Loan Documents; provided, however, the foregoing exclusion set forth in clause (ii) shall immediately cease to apply upon the earliest of (x) the ABL Agent’s delivery of written notice to the Company that such exclusion no longer applies, (y) the lapse of ten (10) consecutive Business Days after an ABL Default in which no “Revolving Loans,” “Swing Line Loans” or “Overadvances” are made and no “Letters of Credit” are issued (in each case, as defined in the ABL Agreement), and (z) the termination of the Revolving Commitments (as such term is defined in the ABL Agreement) pursuant to Section 7.2 (or any other applicable provision) of the ABL Agreement.

“Enforcement Notice” means a written notice delivered, at a time when an ABL Default or a Priority Lien Debt Default has occurred and is continuing, by either the ABL Agent or the Controlling Priority Lien Collateral Agent to the other such Person announcing that Enforcement actions shall commence, specifying the relevant event of default, stating the current balance of the ABL Obligations or the current balances owing with respect to Priority Lien Obligations and requesting the current balance owing of the ABL Obligations or the Priority Lien Obligations.

“Excluded Assets” means each of the following:

(1) any (i) real property located outside the United States, (ii) real property located in the United States with a Fair Market Value less than $5.0 million, (iii) real property located at 3199 Pilot Knob Road, Eagan, Minnesota and (iv) leasehold interests in real property; provided that no local filings or other steps shall be required to perfect a security interest in fixtures (other than in conjunction with the filing of mortgages or deeds of trust for real property as required by the Pari Passu Lien Documents and the Security Documents);

(2) any lease, license, contract, property right or agreement to which the Company or any Subsidiary Guarantor is a party, and any of its rights or interests thereunder, if and to the extent that a security interest is (i) prohibited by or in violation of any law, rule or regulation applicable to the Company or any Subsidiary Guarantor, or (ii) will constitute or result in a breach, termination or default under or requires any consent not obtained under any such lease, license, contract, property right or agreement (other than to the extent that any such law, rule, regulation, term, provision or condition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of the

relevant jurisdiction or any other applicable law); provided that any such lease, license, contract or agreement shall cease to be an Excluded Asset and the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable, and to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in subclauses (i) and (ii) of this clause (2); provided, further, that the exclusions referred to in this clause (2) shall not include any monies due or to become due from or proceeds of any such lease, license, contract, property right or agreement;

(3) any of the outstanding Capital Stock of a CFC or FSHCO, in each case in excess of 65% of the voting power of all classes of Capital Stock of such CFC or FSHCO entitled to vote; provided that for purposes of this clause (3), the term “Capital Stock” includes all interests in a CFC or FSHCO treated as equity for U.S. federal income tax purposes;

(4) any deposit account solely and exclusively used for taxes, payroll, employee benefits or similar items and any other account or financial asset in which such security interest would be unlawful or in violation of any Plan or employee benefit agreement;

(5) accounts receivable and related assets transferred or purported to be transferred in a Permitted Sales-Type Lease Transaction; provided that the exclusion referred to in this clause (5) shall not include any proceeds of any such transaction;

(6) assets, with respect to which any applicable law prohibits the creation or perfection of security interests therein (other than to the extent that any such law would be rendered ineffective with respect to the creation of the security interest in the Collateral pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law); provided that any such asset shall cease to be an Excluded Asset and the Collateral shall include (and such security interest shall attach) immediately at such time as the legal prohibition shall no longer be applicable, and to the extent severable, shall attach immediately to any portion of such asset not subject to the prohibitions specified in this clause (6); provided, further, that the exclusion referred to in this clause (6) shall not include any monies due or to become due from or proceeds of any such asset;

(7) deposit or checking accounts with balances below $1.0 million to the extent that the aggregate balance of all such deposit and checking accounts does not at any one time exceed $10.0 million (it being understood that any deposit or checking account that is subject to an account control agreement in favor of the Collateral Trustee shall not constitute an “Excluded Asset”);

(8) any motor vehicles, vessels and aircraft, or other property subject to a certificate of title;

(9) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law;

(10) cash or Cash Equivalents securing one or more reimbursement obligations under letters of credit or surety bonds, which letters of credit and surety bonds are otherwise not Pari Passu Lien Debt or ABL Obligations;

(11) equity interests in any joint venture with a third party that is not an Affiliate, to the extent a pledge of such equity interests is prohibited by the documents governing such joint venture; and

(12) any assets subject to a Permitted Lien described in clauses (6), (13), (38) (with respect to Debt incurred under clause (17) of the definition of Permitted Debt (as defined in the Notes Indenture)) or (41) (with respect to such clauses (6) and (13)) of the definition thereof, and proceeds thereof, to the extent that (and only for so long as) the documents governing the related Debt prohibit other Liens on such assets; provided that such assets (i) shall automatically cease to be Excluded Assets at such time as the documents governing such Debt no longer prohibit other Liens on such assets and (ii) shall not be Excluded Assets to the extent that the documents governing such Debt permit the granting of a Lien for the benefit of the holders of the Notes junior to the Lien pursuant to such documents;

provided that no asset or property shall be an Excluded Asset (other than pursuant to clauses (5), (10) or (12) above) if it is pledged to secure any other Debt or Pension Obligations (as defined in the Notes Indenture) of the Company or any Subsidiary Guarantor.

“First Lien Debt” at any date shall mean the aggregate principal amount of Debt that in each case is then secured by first-priority Liens on the Shared Collateral of the Grantors, which Debt shall have a Lien on the Shared Collateral that is senior to the Lien on the Shared Collateral securing the Pari Passu Lien Obligations pursuant to the Senior-Junior Intercreditor Agreement.

“First Lien Debt Claimholders” means the holders of any First Lien Debt, at that time, including the First Lien Debt Representatives and the First Lien Debt Collateral Agents.

“First Lien Debt Collateral Agent” means the collateral agent, collateral trustee or other applicable agent or representative in respect of the applicable First Lien Debt to which the security interests securing such First Lien Debt are granted for the benefit of the holders of any First Lien Debt and the First Lien Debt Representative pursuant to the applicable First Lien Debt Documents.

“First Lien Debt Default” means any event of default (or equivalent thereof) under the terms of any credit agreement, indenture or other agreement governing any First Lien Debt, which causes, or permits holders of First Lien Debt outstanding thereunder to cause, the First Lien Debt outstanding thereunder to become immediately due and payable.

“First Lien Debt Document” means any indenture, credit agreement or other agreement governing any First Lien Debt and the guarantees and collateral in respect thereof.

“First Lien Debt Obligations” means all Obligations in respect of any First Lien Debt, the guarantees thereof and the First Lien Debt Documents, including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to the Company or any other obligor in respect of such First Lien Debt, or that would have accrued or become due under the terms of the First Lien Debt Documents but for the effect of such Insolvency Proceeding.

“First Lien Debt Representative” means the trustee, agent or representative of the holders of the applicable First Lien Debt that maintains the transfer register for such First Lien Debt and is appointed as a representative of such First Lien Debt (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such First Lien Debt.

“FSHCO” means any Person (other than, solely for purposes of the definition of “Shared Collateral,” Unisys AP Investment Company I) substantially all of the assets of which consist of Capital Stock of one or more CFCs; provided that for this definition, the term “Capital Stock” includes all interests in a CFC treated as equity for U.S. federal income tax purposes.

“Grantors” means the Company, each Subsidiary Guarantor and each other Person that has or may from time to time hereafter execute and deliver an ABL Collateral Document or Priority Lien Document as a grantor of a security interest (or the equivalent thereof).

“Instruments” means all present and future “instruments” (as defined in Article 9 of the UCC).

“Intellectual Property” means all rights, title and interests in or relating to intellectual property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.

“Intercreditor Agreement Joinder” means an agreement substantially in the form of Exhibit A attached hereto.

“Intercreditor Agreements” means, collectively, this Agreement, the Collateral Trust Agreement and the Senior-Junior Intercreditor Agreement (if any).

“IP Collateral” means all Intellectual Property that is Shared Collateral.

“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any sale and leaseback arrangement, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Mortgaged Premises” means any real property which shall now or hereafter be subject to a Priority Lien Mortgage.

“New Agent” has the meaning assigned to that term in Section 5.5.

“Noteholder” means, at any relevant time, a Person in whose name a Note is registered.

“Notes” means the notes issued from time to time pursuant to the Notes Indenture.

“Notes Indenture” has the meaning set forth in the recitals to this Agreement.

“Notes Trustee” has the meaning assigned to that term in the recitals to this Agreement.

“Obligations” means all obligations of every nature of each Grantor from time to time owed to any agent or trustee, the ABL Claimholders, the Priority Lien Claimholders or any of them or their respective Affiliates, in each case under the ABL Loan Documents, the Bank Product Agreements, the Secured Rate Contracts or the Priority Lien Documents, whether for principal, interest or payments for early termination of Hedging Obligations, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing, and including amounts that accrue after the commencement by or against any Person of any proceeding under any Bankruptcy Law naming such Person as the debtor in such proceeding, regardless of whether such amounts are allowed or allowable claims in such proceeding.

“Pari Passu Lien Claimholders” means the holders of any Pari Passu Lien Obligations (including the Noteholders), at that time, including the Collateral Trustee and the Pari Passu Lien Representatives.

“Permitted Liens” has the meaning assigned to that term in the Notes Indenture.

“Permitted Sales-Type Lease Transaction” means a limited recourse sale of payment obligations owing to the Company or any Subsidiary of the Company in relation to sales-type leases (as defined pursuant to ASC Topic 605, “Revenue Recognition” or ASC Topic 840, “Leases”) in exchange for cash proceeds; provided that at the time of any such sale, no Default or Event of Default (each as defined in the Notes Indenture) shall exist or result from such sale.

“Plan” has the meaning assigned to that term in the Notes Indenture.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).

“Priority Lien Claimholders” means, collectively, the Pari Passu Lien Claimholders and the First Lien Debt Claimholders (if any).

“Priority Lien Debt Collateral Agents” means, collectively, the Collateral Trustee and the First Lien Debt Collateral Agents (if any).

“Priority Lien Debt Default” means any of a Pari Passu Lien Debt Default and a First Lien Debt Default.

“Priority Lien Debt Standstill Period” has the meaning set forth in Section 3.1(a).

“Priority Lien Documents” means, collectively, the Pari Passu Lien Documents and the First Lien Debt Documents (if any).

“Priority Lien Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which a Lien on any real property located in the United States or any other jurisdiction and owned by any Grantor is granted, or purported to be granted, to secure any Priority Lien Obligations or (except for this Agreement, the Collateral Trust Agreement and the Senior-Junior Intercreditor Agreement) under which rights or remedies with respect to any such Liens are governed.

“Priority Lien Obligations” means, collectively, the Pari Passu Lien Obligations and the First Lien Debt Obligations (if any).

“Priority Lien Representatives” mean, collectively, the Pari Passu Lien Representatives and the First Lien Debt Representatives (if any).

“Priority Liens” means, collectively, the Pari Passu Liens and the Liens in respect of First Lien Debt Obligations or either of them as the context may require.

“Recovery” has the meaning set forth in Section 6.4.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, defease, replace, refund or repay, or to issue other indebtedness, in exchange or replacement of, such Debt in whole or in part. For purposes of this definition, the terms “Refinanced” and “Refinancing” shall have correlative meanings.

“Secured Rate Contract” has the meaning set forth in the ABL Agreement as of the Issue Date.

“Secured Swap Provider” has the meaning set forth in the ABL Agreement as of the Issue Date.

“Securities Accounts” means all present and future “securities accounts” (as defined in Article 8 of the UCC), including all monies, “uncertificated securities” and “securities entitlements” (as defined in Article 8 of the UCC) contained therein.

“Senior-Junior Intercreditor Agreement” means the intercreditor agreement, to be entered into at the time of incurrence by the Company or any Grantor of any First Lien Debt, by one or more First Lien Debt Collateral Agents and the Collateral Trustee, and acknowledged by the Company and each other Grantor, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, and any additional, new or replacement intercreditor agreement, on substantially the same terms, with any new First Lien Debt Collateral Agent.

“Shared Collateral” means all now owned or hereafter acquired Collateral other than the ABL Collateral. For the avoidance of doubt, in the case of Shared Collateral constituting Capital Stock of a Person, such Shared Collateral shall in no event include ABL Collateral owned by such Person.

“Subsidiary” of any Person means:

(1) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof; or

(2) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“Subsidiary Guarantor” has the meaning set forth in the preamble to this Agreement.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

1.2 Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;

(b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d) all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Terms used in this Agreement but not defined herein shall have the meanings given to such terms in the Collateral Trust Agreement. Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Collateral Trust Agreement (including any definition contained herein), or any terms not defined herein and therefore having the meanings given to such terms in the Collateral

Trust Agreement, shall be deemed to be a reference to such section, clause, paragraph, definition or other provision or term as in effect on the date of this Agreement; provided, that any reference to any such section, clause, paragraph, definition or other provision or term shall refer to such section, clause, paragraph, definition or other provision or term of the Collateral Trust Agreement (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Collateral Trust Agreement and (2) approved in writing by the ABL Agent. Notwithstanding the foregoing, whenever any term used in this Agreement is defined or otherwise incorporated by reference to the Collateral Trust Agreement, such reference shall be deemed to have the same effect as if such definition or term had been set forth herein in full.

ARTICLE 2

LIEN PRIORITIES.

2.1 Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Priority Lien Obligations granted on the Collateral or of any Liens securing the ABL Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any other applicable law or the ABL Loan Documents or the Priority Lien Documents or any defect or deficiencies in, or failure to perfect, or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, or the subordination (by equitable subordination or otherwise) of, the Liens securing the ABL Obligations or Priority Lien Obligations or any other circumstance whatsoever, whether or not any Insolvency Proceeding has been commenced by or against the Company or any Subsidiary Guarantor, the ABL Agent, on behalf of itself and the ABL Claimholders, and each Priority Lien Debt Collateral Agent, for itself and on behalf of its respective Priority Lien Claimholders, hereby each agrees that:

(a) any Lien of the ABL Agent on the ABL Collateral, whether now or hereafter held by or on behalf of the ABL Agent or any ABL Claimholder or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be and remain senior in all respects and prior to any Lien on the ABL Collateral securing any Priority Lien Obligations; and

(b) any Lien of any Priority Lien Debt Collateral Agent on the Shared Collateral, whether now or hereafter held by or on behalf of any Priority Lien Debt Collateral Agent, any Priority Lien Claimholder or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be and remain senior in all respects and prior to any Liens on the Shared Collateral which may secure any ABL Obligations.

2.2 Prohibition on Contesting Liens. The ABL Agent, the ABL Claimholders, each Priority Lien Debt Collateral Agent and the Priority Lien Claimholders, each agrees that it will not (and hereby waives any right to) contest or support, directly or indirectly, any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the ABL Claimholders or any of the Priority Lien Claimholders in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of either the ABL Agent or any ABL Claimholder, the Priority Lien Debt Collateral Agents or any Priority Lien Claimholder (a) to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.1, 3.1 and 3.2 and (b) with respect to the Priority Lien Debt Collateral Agents and any Priority Lien Claimholder, to enforce the Collateral Trust Agreement and the Senior-Junior Intercreditor Agreement.

2.3 No New Liens. Subject to Article 6, so long as the Discharge of ABL Obligations and the Discharge of Priority Lien Obligations have not occurred, whether or not any Insolvency Proceeding has been commenced by or against the Company or any other Grantor, the ABL Agent, the ABL Claimholders, the Priority Lien Debt Collateral Agents and the Priority Lien Claimholders, each acknowledge and agree that the Company shall not, and shall not permit any other Grantor to:

(a) grant or permit any additional Liens on any asset or property to secure any ABL Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure all of the Priority Lien Obligations; or

(b) grant or permit any additional Liens on any asset or property to secure any Priority Lien Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the ABL Obligations.

To the extent any additional Liens are granted on any asset or property pursuant to this Section 2.3, the priority of such additional Liens shall be determined in accordance with Section 2.1. In addition, to the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available hereunder, the ABL Agent and each Priority Lien Debt Collateral Agent agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted or permitted in contravention of this Section 2.3 shall be subject to Section 4.2.

ARTICLE 3

ENFORCEMENT.

3.1 Exercise of Remedies – Restrictions on Priority Lien Debt Collateral Agents and Priority Lien Claimholders.

(a) Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against the Company or any other Grantor, each Priority Lien Debt Collateral Agent and each Priority Lien Claimholder:

(i) will not exercise or seek to exercise, directly or indirectly, any rights or remedies with respect to any ABL Collateral (including any Enforcement action or the exercise of any right of setoff or any right under any Account Agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Priority Lien Debt Collateral Agent or any Priority Lien Claimholder is a party, in any case, solely to the extent that the exercise of any such right is with respect to any ABL Collateral) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that the Controlling Priority Lien Collateral Agent may exercise any or all of such rights or remedies after a period of at least 180 days has elapsed since the later of: (i) the date on which a Priority Lien Representative first declares the existence of a Priority Lien Debt Default and demands the repayment of all the principal amount of any Priority Lien Obligations; and (ii) the date on which the ABL Agent received written notice from the Controlling Priority Lien Collateral Agent of such declarations of a Priority Lien Debt Default (the “Priority Lien Debt Standstill Period”); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall any Priority Lien Debt Collateral Agent or any Priority Lien Claimholder exercise any rights or remedies (other than those under Section 3.3) with respect to the ABL Collateral if, notwithstanding the expiration of the Priority Lien Debt Standstill Period, (A) the ABL Agent or ABL Claimholders shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such ABL Collateral (prompt notice of such exercise to be given to the Priority Lien Debt Collateral Agents), or (B) an Insolvency Proceeding in respect of any Grantor has been commenced;

(ii) will not contest, protest or object to any foreclosure proceeding or action brought by the ABL Agent or any ABL Claimholder or any other exercise by the ABL Agent or any ABL Claimholder of any rights and remedies relating to the ABL Collateral, whether under the ABL Loan Documents or otherwise; and

(iii) subject to their rights under clause (a)(i) above and except as may be permitted in Section 3.1(c), will not object to the forbearance by the ABL Agent or the ABL Claimholders from bringing or pursuing any Enforcement;

provided, however, that, in the case of (i), (ii) and (iii) above, the Liens granted to secure the Priority Lien Obligations shall attach to any proceeds resulting from actions taken by the ABL Agent or any ABL Claimholder in accordance with this Agreement after application of such proceeds to the extent necessary to meet the requirements of a Discharge of ABL Obligations.

(b) Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against the Company or any other Grantor, the ABL Agent and the ABL Claimholders shall have the exclusive right, subject to Section 3.1(a), to enforce rights, exercise remedies (including Enforcement actions or the set-off, recoupment and the right to credit bid their debt) and, subject to Section 5.1, in connection therewith (including voluntary Dispositions of ABL Collateral by the respective Grantors after an ABL Default) make determinations regarding the release, disposition or restrictions with respect to the ABL Collateral without any consultation with or the consent of any Priority Lien Debt Collateral Agent or any Priority Lien Claimholder; provided, however, that the Lien securing the Priority Lien Obligations shall remain on the proceeds (other than those properly applied to the ABL Obligations) of such Collateral released or disposed of, subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the ABL Collateral, the ABL Agent and the ABL Claimholders may enforce the provisions of the applicable ABL Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their reasonable discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the ABL Collateral upon foreclosure, to incur reasonable expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding the foregoing, any Priority Lien Debt Collateral Agent and any Priority Lien Claimholder (unless, as among the Priority Lien Claimholders, the Collateral Trust Agreement and/or the Senior-Junior Intercreditor Agreement provide to the contrary) may:

(i) file a claim or statement of interest with respect to the Priority Lien Obligations; provided that an Insolvency Proceeding has been commenced by or against the Company or any other Grantor;

(ii) take any action (not adverse to the priority status of the Liens on the ABL Collateral, or the rights of the ABL Agent or any ABL Claimholder to exercise remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the ABL Collateral;

(iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Priority Lien Claimholders, including any claims secured by the ABL Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv) file any pleadings, objections, motions or agreements which assert rights or interests that are available to unsecured creditors of the Grantors arising under either any Insolvency Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;

(v) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Priority Lien Obligations and the Collateral;

(vi) exercise any of its rights or remedies with respect to any of the ABL Collateral after the termination of the Priority Lien Debt Standstill Period to the extent permitted by Section 3.1(a)(i); and

(vii) make a cash bid on all or any portion of the ABL Collateral in any foreclosure proceeding or action.

Each Priority Lien Debt Collateral Agent, on behalf of itself and its respective Priority Lien Claimholders, agrees that it will not take or receive any ABL Collateral or any proceeds of such ABL Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any such ABL Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of ABL Obligations has occurred, except as expressly provided in Sections 3.1(a), 6.3(c)(i) and this Section 3.1(c), the sole right of any Priority Lien Debt Collateral Agent or any Priority Lien Claimholder with respect to the ABL Collateral is to hold a Lien (if any) on such ABL Collateral pursuant to the applicable Priority Lien Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of ABL Obligations has occurred.

(d) Subject to Sections 3.1(a) and (c) and Section 6.3(c)(i):

(i) each Priority Lien Debt Collateral Agent, for itself and on behalf of its respective Priority Lien Claimholders, agrees that it will not take any action that would hinder any exercise of remedies under the ABL Loan Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of any ABL Collateral, whether by foreclosure or otherwise;

(ii) each Priority Lien Debt Collateral Agent, for itself and on behalf of its respective Priority Lien Claimholders, hereby waives any and all rights such Priority Lien Debt Collateral Agents and the respective Priority Lien Claimholders, as applicable, may have as a junior lien creditor or otherwise to object to the manner in which the ABL Agent or the ABL Claimholders seek to enforce or collect the ABL Obligations or the Liens securing the ABL Obligations granted in any of the ABL Loan Documents or undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the ABL Agent or ABL Claimholders is adverse to the interests of the Priority Lien Claimholders; and

(iii) each Priority Lien Debt Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Priority Lien Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the ABL Agent or the ABL Claimholders with respect to the enforcement of the Liens on the ABL Collateral as set forth in this Agreement and the ABL Loan Documents.

(e) The Priority Lien Debt Collateral Agents and the Priority Lien Claimholders may exercise rights and remedies as unsecured creditors against the Company or any other Grantor that has guaranteed or granted Liens to secure the Priority Lien Obligations in accordance with the terms of the Priority Lien Documents and applicable law so long as such rights and remedies do not violate or are not otherwise inconsistent with any express provision in this Agreement (including any provision prohibiting or restricting the Priority Lien Debt Collateral Agents or the Priority Lien Claimholders from taking various actions or making various objections); provided, however, that in the event that any Priority Lien Debt Collateral Agent or any Priority Lien Claimholder becomes a judgment Lien creditor in respect of ABL Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Priority Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the ABL Obligations) as the other Liens securing the Priority Lien Obligations are subject to this Agreement.

(f) Nothing in this Agreement shall prohibit the receipt by any Priority Lien Debt Collateral Agent or any Priority Lien Claimholder of the required payments of interest, principal and other amounts owed in respect of its Priority Lien Obligations, so long as such receipt is not the direct or indirect result of the exercise by such Priority Lien Debt Collateral Agent or such Priority Lien Claimholder of rights or remedies as a secured creditor in respect of the ABL Collateral (including set-off and recoupment) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement shall be construed to impair or otherwise adversely affect any rights or remedies the ABL Agent or the ABL Claimholders may have against the Grantors under the ABL Loan Documents.

3.2 Exercise of Remedies – Restrictions on ABL Agent and ABL Claimholders.

(a) Until the Discharge of Priority Lien Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against the Company or any other Grantor, the ABL Agent and any ABL Claimholder:

(i) will not exercise or seek to exercise, directly or indirectly, any rights or remedies with respect to any Shared Collateral (including any Enforcement action or the exercise of any right of setoff or any right under any Account Agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the ABL Agent or any ABL Claimholder is a party, in any case, solely to the extent that the exercise of any such right is with respect to any Shared Collateral) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, the ABL Agent may exercise any or all of such rights or remedies after the passage of a period of at least 180 days has elapsed since the later of: (x) the date on which the ABL Agent first declares the existence of any ABL Default and demands the repayment of all the principal amount of any ABL Obligations; and (y) the date on which the Priority Lien Debt Collateral Agents received written notice from the ABL Agent of such declarations of any ABL Default (the “ABL Standstill Period”); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the ABL Agent or any ABL Claimholder exercise any rights or remedies (other than those under Section 3.3) with respect to the Shared Collateral if, notwithstanding the expiration of the ABL Standstill Period, (A) the Controlling Priority Lien Collateral Agent or any applicable Priority Lien Claimholder shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such Collateral (prompt notice of such exercise to be given to the ABL Agent), or (B) or an Insolvency Proceeding in respect of any Grantor has been commenced;

(ii) will not contest, protest or object to any foreclosure proceeding or action brought by any Priority Lien Debt Collateral Agent or any Priority Lien Claimholder or any other exercise by any Priority Lien Debt Collateral Agent or any Priority Lien Claimholder of any rights and remedies relating to the Shared Collateral, whether under the Priority Lien Documents or otherwise; and

(iii) subject to their rights under clause (a)(i) above and except as may be permitted in Section 3.2(c), will not object to the forbearance by any Priority Lien Debt Collateral Agent or any Priority Lien Claimholder from bringing or pursuing any Enforcement;

provided, however, that in the case of (i), (ii) and (iii) above, the Liens granted to secure the ABL Obligations shall attach to any proceeds resulting from actions taken by any Priority Lien Debt Collateral Agent and any Priority Lien Claimholder in accordance with this Agreement after application of such proceeds to the extent necessary to meet the requirements of a Discharge of Priority Lien Obligations.

(b) Until the Discharge of Priority Lien Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against the Company or any other Grantor, the Priority Lien Debt Collateral Agents and the Priority Lien Claimholders shall have the exclusive right, subject to Section 3.2(a), to enforce rights, exercise remedies (including any Enforcement Action or the set-off, recoupment and the right to credit bid their debt) and, subject to Section 5.1, in connection therewith (including voluntary Dispositions of Shared Collateral by the respective Grantors after a Priority Lien Debt Default) make determinations regarding the release, disposition, or restrictions with respect to the Shared Collateral without any consultation with or the consent of the ABL Agent or any ABL Claimholder; provided, however, that the Lien securing the ABL Obligations shall remain on the proceeds (other than those properly applied to the Priority Lien Obligations) of such Collateral released or disposed of subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the Shared Collateral, the Priority Lien Debt Collateral Agents and the Priority Lien Claimholders may enforce the provisions of the applicable Priority Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their reasonable discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Shared Collateral upon foreclosure, to incur reasonable expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding the foregoing, the ABL Agent and any ABL Claimholder may:

(i) file a claim or statement of interest with respect to the ABL Obligations; provided that an Insolvency Proceeding has been commenced by or against the Company or any other Grantor;

(ii) take any action (not adverse to the priority status of the Liens on the Shared Collateral, or the rights of any Priority Lien Debt Collateral Agent or any Priority Lien Claimholder to exercise remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the Shared Collateral;

(iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the ABL Claimholders, including any claims secured by the Shared Collateral, if any, in each case, in accordance with terms of this Agreement;

(iv) file any pleadings, objections, motions or agreements which assert rights or interests that are available to unsecured creditors of the Grantors arising under either any Insolvency Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;

(v) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the ABL Obligations and the Collateral;

(vi) exercise any of its rights or remedies with respect to any of the Collateral after the termination of the ABL Standstill Period, to the extent permitted by Section 3.2(a)(i); and

(vii) make a cash bid on all or any portion of the Shared Collateral in any foreclosure proceeding or action.

The ABL Agent, on behalf of itself and the ABL Claimholders, agrees that it will not take or receive any Shared Collateral or any proceeds of such Shared Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any such Shared Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Priority Lien Obligations has occurred, except as expressly provided in Sections 3.2(a), 6.3(c)(ii) and this Section 3.2(c), the sole right of the ABL Agent or any ABL Claimholder with respect to the Shared Collateral is to hold a Lien (if any) on such Shared Collateral pursuant to the applicable ABL Loan Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Priority Lien Obligations has occurred.

(d) Subject to Sections 3.2(a) and (c) and Sections 3.3 and 6.3(c)(ii):

(i) the ABL Agent, on behalf of itself and the ABL Claimholders, agrees that the ABL Agent and the ABL Claimholders will not take any action that would hinder any exercise of remedies under the Priority Lien Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise;

(ii) the ABL Agent, on behalf of itself and the ABL Claimholders, hereby waives any and all rights it or the ABL Claimholders may have as a junior lien creditor or otherwise to object to the manner in which any Priority Lien Debt Collateral Agent or any Priority Lien Claimholder seeks to enforce or collect the Priority Lien Obligations or the Liens securing the Shared Collateral granted in any of the Priority Lien Documents or undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Priority Lien Debt Collateral Agents or Priority Lien Claimholders is adverse to the interest of the ABL Claimholders; and

(iii) the ABL Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any ABL Collateral Document, or any other ABL Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of any Priority Lien Debt Collateral Agent or any Priority Lien Claimholder with respect to the enforcement of its Liens on the Shared Collateral as set forth in this Agreement and the Priority Lien Documents.

(e) The ABL Agent and the ABL Claimholders may exercise rights and remedies as unsecured creditors against the Company or any other Grantor that has guaranteed or granted Liens to secure the ABL Obligations in accordance with the terms of the ABL Loan Documents and applicable law, so long as such rights and remedies do not violate or are not otherwise inconsistent with any express provision in this Agreement (including any provision prohibiting or restricting the ABL Agent and the ABL Claimholders from taking various actions or making various objections); provided, however, that in the event that the ABL Agent or any ABL Claimholder becomes a judgment Lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the ABL Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Priority Lien Obligations) as the other Liens securing the ABL Obligations are subject to this Agreement.

(f) Nothing in this Agreement shall prohibit the receipt by the ABL Agent or any ABL Claimholder of the required payments of interest, principal and other amounts owed in respect of its ABL Obligations, so long as such receipt is not the direct or indirect result of the exercise by the ABL Agent or such ABL Claimholder of rights or remedies as a secured creditor in respect of the Shared Collateral (including set-off or recoupment) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement shall be construed to impair or otherwise adversely affect any rights or remedies the Priority Lien Debt Collateral Agents or the Priority Lien Claimholders may have against the Grantors under the Priority Lien Documents.

3.3 Exercise of Remedies – Collateral Access Rights.

(a) The ABL Agent agrees not to commence any initial Enforcement action until an Enforcement Notice has been given to the Priority Lien Debt Collateral Agents. Subject to the provisions of Section 3.1 and the Senior-Junior Intercreditor Agreement (if any), the Priority Lien Debt Collateral Agents may, to the extent permitted by applicable law, join in any judicial proceedings commenced by the ABL Agent to enforce Liens on the ABL Collateral; provided that no Priority Lien Claimholder shall interfere with the Enforcement actions of the ABL Agent with respect to the ABL Collateral.

(b) If any Priority Lien Debt Collateral Agent or Priority Lien Claimholder or any of their respective agents or representatives, or any third party pursuant to any Enforcement undertaken by any Priority Lien Debt Collateral Agent or Priority Lien Claimholder or receiver, shall obtain possession or physical control of any item of Shared Collateral (including, without limitation, any contracts, documents, books, records and other information with respect to the ABL Collateral or any Mortgaged Premises or IP Collateral), such Priority Lien Debt Collateral Agent or Priority Lien Claimholder shall promptly notify the ABL Agent in writing of that fact, and the ABL Agent shall, within ten (10) Business Days thereafter, notify in writing the Priority Lien Debt Collateral Agents or, if applicable, any such other party (at such address to be provided by such Priority Lien Debt Collateral Agents, as applicable, in connection with the applicable Enforcement), as to whether the ABL Agent desires to exercise access rights under this Agreement (including with respect to any Mortgaged Premises) for any purpose permitted under the ABL Loan Documents (including enforcement of rights and remedies), at which time the parties shall confer in good faith to coordinate with respect to the ABL Agent’s exercise of such access rights.

(c) Each Priority Lien Debt Collateral Agent agrees not to commence any initial Enforcement action until an Enforcement Notice has been given to the ABL Agent by the Controlling Priority Lien Collateral Agent. Subject to the provisions of Section 3.2, the ABL Agent may, to the extent permitted by applicable law, join in any judicial proceedings commenced by any Priority Lien Debt Collateral Agent to enforce Liens on the Shared Collateral; provided that neither the ABL Agent nor the ABL Claimholders shall interfere with the Enforcement actions of such Priority Lien Debt Collateral Agent with respect to the Shared Collateral.

(d) If the ABL Agent or any of its agents or representatives, or any third party pursuant to any Enforcement undertaken by the ABL Agent or receiver, shall obtain possession or physical control of any item of ABL Collateral (including without limitation, any contracts, documents, books, records and other information with respect to the Shared Collateral), the ABL Agent shall promptly notify the Priority Lien Debt Collateral Agents in writing of that fact and the Controlling Priority Lien Collateral Agent shall, within ten (10) Business Days thereafter, notify the ABL Agent in writing or, if applicable, any such third party (at such address to be provided by the ABL Agent in connection with the applicable Enforcement), as to whether the Controlling Priority Lien Collateral Agent desires to exercise access rights under this Agreement for any purpose permitted under the Priority Lien Documents (including enforcement of rights and remedies), at which time the parties shall confer in good faith to coordinate with respect to the Controlling Priority Lien Collateral Agent exercise of such access rights.

(e) Upon delivery of written notice to the Controlling Priority Lien Collateral Agent (with copies to the other Priority Lien Debt Collateral Agents) as provided in Section 3.3(b), the Access Period shall commence for the subject parcel of Mortgaged Premises. During the Access Period, the ABL Agent and its agents, representatives and designees shall have a non-exclusive right to have access to, and a rent free right to use the Mortgaged Premises for the purpose of arranging for and effecting the sale or disposition of ABL Collateral. During any such Access Period, the ABL Agent and its representatives (and persons employed on their behalf), may continue to operate, service, maintain, process and sell the ABL Collateral, as well as to engage in bulk sales of ABL Collateral. The ABL Agent shall (i) take proper care of any Mortgaged Premise that is used by it during the Access Period, (ii) repair and replace any damage (ordinary wear-and-tear excepted) caused by it or its agents, representatives or designees, (iii) comply with all applicable laws in connection with its use or occupancy of the Mortgaged Premises and (iv) leave such Mortgaged Premises in substantially the same condition as it was at the commencement of the Access Period. No Priority Lien Claimholder shall bear any expense for any of the actions in the preceding sentence. The ABL Agent and the ABL Claimholders shall indemnify and hold harmless the Priority Lien Claimholders from any claim, loss, damage, cost or liability suffered by any such Person and arising directly from the ABL Agent’s use or occupancy of the Mortgaged Premises, except to the extent caused by any such Person’s gross negligence or willful misconduct. The ABL Agent and each Priority Lien Debt Collateral Agent shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of any Priority Lien Debt Collateral Agent to commence foreclosure of the Priority Lien Mortgages or to show the Shared Collateral to prospective purchasers and to ready the Shared Collateral for sale. Access rights may apply to differing parcels of Mortgaged Premises at differing times (i.e., the Priority Lien Debt Collateral Agents may obtain possession of one premises at a different time than it obtains possession of other properties), in which case, a differing Access Period may apply to each such property.

3.4 Exercise of Remedies – Intellectual Property Rights/Access to Information.

(a) Each Priority Lien Debt Collateral Agent hereby grants (to the full extent of its rights and interests) to the ABL Agent and its agents, representatives and designees (1) a royalty free, rent free license and lease to use all of the Shared Collateral, including any IP Collateral or computer or other data processing equipment and other Intellectual Property, to collect all Accounts or amounts owing under Instruments or Chattel Paper (in each case, to the extent included in the ABL Collateral), to copy, use or preserve any and all information relating to any of the ABL Collateral and (2) a royalty free license (which will be binding on any successor or assignee of the Intellectual Property) to use any and all Intellectual Property at any time in connection with its Enforcement; provided, however, the royalty free, rent free licenses and leases granted above shall expire immediately upon the end of the applicable Access Period.

(b) The ABL Agent hereby grants (to the full extent of its rights and interests) to the Priority Lien Debt Collateral Agents and their respective agents, representatives and designees (1) a royalty free, rent free license and lease to use all of the ABL Collateral, including any computer or other data processing equipment and Intellectual Property, to collect all Accounts or amounts owing under Instruments or Chattel Paper (in each case, to the extent included in the Shared Collateral), to copy, use or preserve any and all information relating to any of the Shared Collateral and (2) a royalty free license (which will be binding on any successor or assignee of the Intellectual Property) to use any and all Intellectual Property at any time in connection with its Enforcement; provided, however, the royalty free, rent free licenses and leases granted above shall expire on the 180th day after the commencement of the Controlling Priority Lien Collateral Agent’s use thereof.

3.5 Exercise of Remedies – Set Off and Tracing of and Priorities in Proceeds.

(a) Each Priority Lien Debt Collateral Agent, for itself and on behalf of the applicable Priority Lien Claimholders, acknowledges and agrees that, to the extent any Priority Lien Claimholder exercises its rights of setoff against any Grantor’s Deposit Accounts, Securities Accounts or other ABL Collateral (in each case, other than the Collateral Account), the amount of such setoff shall be deemed to be ABL Collateral to be held and distributed pursuant to Section 4.2; provided, however, that the foregoing shall not apply to any setoff by any Priority Lien Claimholder against any Shared Collateral to the extent applied to payment of the Priority Lien Obligations.

(b) Each Priority Lien Debt Collateral Agent, for itself and on behalf of the applicable Priority Lien Claimholders, agrees that prior to the issuance of an Enforcement Notice (unless an Insolvency Proceeding has been commenced by or against any Grantor) all funds deposited under Account Agreements and then applied to the ABL Obligations shall be deemed to be ABL Collateral and, unless the ABL Agent shall have actual knowledge to the contrary, any claim that payments made to the ABL Agent through the Deposit Accounts or Securities Accounts that are subject to Account Agreements are proceeds of or otherwise constitute Shared Collateral, are waived.

(c) The ABL Agent, the ABL Claimholders, the Priority Lien Debt Collateral Agents and the Priority Lien Claimholders, each agrees that, prior to the issuance of an Enforcement Notice (unless an Insolvency Proceeding has commenced by or any Grantor), any proceeds of Collateral, whether or not deposited under Account Agreements, which are used by any Grantor to acquire other property which is Collateral shall not (as among the ABL Agent, the ABL Claimholders, the Priority Lien Debt Collateral Agents and the Priority Lien Claimholders) be treated as proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. The ABL Agent, the ABL Claimholders, the Priority Lien Debt Collateral Agents and the Priority Lien Claimholders each agrees that after an issuance of an Enforcement Notice (and after an Insolvency Proceeding has been commenced by or against any Grantor), each such Person shall cooperate in good faith to identify the proceeds of the ABL Collateral and the Shared Collateral, as the case may be. Each of the ABL Agent and the Priority Lien Debt Collateral Agents may request from the other an accounting of the identification of the proceeds of Collateral (and the ABL Agent and the Priority Lien Debt Collateral Agents, as the case may be, upon such request being made, shall deliver such accounting reasonably promptly after such request is made). Notwithstanding the foregoing, in connection with any disposition consisting of ABL Collateral and Shared Collateral, unless otherwise agreed by and between the ABL Agent and the Priority Lien Debt Collateral Agents, the portion of the proceeds from such disposition allocated to ABL Collateral shall be equal to the book value of such ABL Collateral.

(d) The ABL Agent, for itself and on behalf of the ABL Claimholders, acknowledges and agrees that, to the extent the ABL Agent or any ABL Claimholder exercises its rights of setoff against any Shared Collateral, the amount of such setoff shall be deemed to be Shared Collateral to be held and distributed pursuant to Section 4.2; provided, however, that the foregoing shall not apply to any setoff by the ABL Agent or any ABL Claimholder against any ABL Collateral to the extent applied to payment of the ABL Obligations.

(e) The ABL Agent, for itself and on behalf of the ABL Claimholders, agrees that prior to an issuance of an Enforcement Notice (unless an Insolvency Proceeding has been commenced by or against any Grantor) all funds deposited in the Collateral Account or under Account Agreements and then applied to the Priority Lien Obligations shall be treated as Shared Collateral and, unless the Priority Lien Debt Collateral Agents shall have actual knowledge to the contrary, any claim that payments made to the Priority Lien Debt Collateral Agents through the Collateral Account or the Deposit Accounts or Securities Accounts that are subject to Account Agreements are proceeds of or otherwise constitute ABL Collateral are waived.

ARTICLE 4

PAYMENTS.

4.1 Application of Proceeds.

(a) So long as the Discharge of ABL Obligations has not occurred, whether or not any Insolvency Proceeding has been commenced by or against the Company or any other Grantor, all ABL Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on or distributions with respect to, such ABL Collateral upon the exercise of remedies (including any Enforcement Action) by the ABL Agent or ABL Claimholders or after an Insolvency Proceeding, shall be applied by the ABL Agent to the ABL Obligations in such order as specified in the relevant ABL Loan Documents. Upon the Discharge of ABL Obligations, the ABL Agent shall deliver to the Controlling Priority Lien Collateral Agent any ABL Collateral and proceeds of ABL Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Controlling Priority Lien Collateral Agent in such order as specified in the Collateral Trust Agreement, the Senior-Junior Intercreditor Agreement (if any) and/or the other relevant Priority Lien Documents.

(b) So long as the Discharge of Priority Lien Obligations has not occurred, whether or not any Insolvency Proceeding has been commenced by or against the Company or any other Grantor, all Shared Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on or distribution with respect to, such Collateral upon the exercise of remedies by the Priority Lien Debt Collateral Agents or the Priority Lien Claimholders or after an Insolvency Proceeding, shall be applied to the Priority Lien Obligations in such order as specified in the Collateral Trust Agreement, the Senior-Junior Intercreditor Agreement (if any) and the other relevant Priority Lien Documents. Upon the Discharge of Priority Lien Obligations, the then Controlling Priority Lien Collateral Agent shall deliver to the ABL Agent any Shared Collateral and proceeds of Shared Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the ABL Agent in such order as specified in the ABL Loan Documents.

4.2 Payments Over in Violation of Agreement. Unless and until both the Discharge of ABL Obligations and the Discharge of Priority Lien Obligations have occurred, whether or not any Insolvency Proceeding has been commenced by or against the Company or any other Grantor, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) received by the ABL Agent, any ABL Claimholder, any Priority Lien Debt Collateral Agent or any Priority Lien Claimholder in connection with the exercise of any right or remedy (including any Enforcement Action or set-off or recoupment) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the ABL Agent or the Controlling Priority Lien Collateral Agent, as appropriate, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Controlling Priority Lien Collateral Agent and the ABL Agent are each hereby authorized to make any such endorsements as agent for the other Person. This authorization is coupled with an interest and is irrevocable until both the Discharge of ABL Obligations and the Discharge of Priority Lien Obligations have occurred.

4.3 Application of Payments. Subject to the other terms of (a) this Agreement, all payments received by the ABL Agent or the ABL Claimholders may be applied, reversed and reapplied, in whole or in part, to the ABL Obligations to the extent provided for in the ABL Loan Documents; and (b) this Agreement, the Collateral Trust Agreement and the Senior-Junior Intercreditor Agreement (if any), all payments received by any Priority Lien Debt Collateral Agent or any Priority Lien Claimholder, as applicable, may be applied, reversed and reapplied, in whole or in part, to the Priority Lien Obligations to the extent provided for in the Collateral Trust Agreement, the Senior-Junior Intercreditor Agreement (if any) and/or the other Priority Lien Documents.

4.4 Revolving Nature of ABL Obligations. Each Priority Debt Collateral Agent for and on behalf of itself and the Priority Debt Claimholders acknowledges and agrees that the ABL Agreement includes a revolving commitment and that the ABL Agent and ABL Lenders will apply payments, including proceeds of Collateral, and make advances thereunder and that the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed in accordance with the terms thereof.

ARTICLE 5

OTHER AGREEMENTS.

5.1 Releases.

(a) (i) If in connection with the exercise of the ABL Agent’s remedies in respect of any ABL Collateral as provided for in Section 3.1, the ABL Agent, for itself or on behalf of any of the ABL Claimholders, releases its Liens on any part of the ABL Collateral, then the Liens, if any, the Priority Lien Debt Collateral Agents and the Priority Lien Claimholders, on the ABL Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. Each Priority Lien Debt Collateral Agent, for itself and/or on behalf of any such Persons, promptly shall execute and deliver to the ABL Agent or the applicable Grantor such termination statements, releases and other documents as the ABL Agent or such Grantor may request to effectively confirm such release.

(ii) If in connection with the exercise by any Priority Lien Debt Collateral Agent or Priority Lien Claimholder of remedies in respect of any Shared Collateral as provided for in Section 3.2, the Controlling Priority Lien Collateral Agent, for itself and on behalf of its respective Priority Lien Claimholders, releases its Liens on any part of the Shared Collateral, then the Liens, if any, of the ABL Agent, for itself or for the benefit of the ABL Claimholders, on the Shared Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. The ABL Agent, for itself and on behalf of any such ABL Claimholder shall each promptly execute and deliver to the Controlling Priority Lien Collateral Agent or the applicable Grantor such termination statements, releases and other documents as the Controlling Priority Lien Collateral Agent or such Grantor may request to effectively confirm such release.

(b) If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral (collectively, a “Disposition”) permitted under the terms of both the ABL Loan Documents and the Priority Lien Documents (including voluntary Dispositions of Collateral by the respective Grantors after (x) in the case of clause (i) below, an ABL Default, and (y) in the case of clause (ii) below, a Priority Lien Debt Default), (i) the ABL Agent, for itself and on behalf of any of the ABL Claimholders, releases its Liens on any part of the ABL Collateral, other than (A) in connection with the Discharge of ABL Obligations or (B) after the occurrence and during the continuance of a Priority Lien Debt Default, then the Liens, if any, of the any Priority Lien Debt Collateral Agent, for itself and for the benefit of the applicable Priority Lien Claimholders, on such ABL Collateral shall be automatically, unconditionally and simultaneously released, and (ii) the Controlling Priority Lien Collateral Agent, for itself and on behalf of the applicable Priority Lien Claimholders, releases its Liens on any part of the Shared Collateral, other than (A) in connection with the Discharge of Priority Lien Obligations or (B) after the occurrence and during the continuance of a ABL Default, then the Liens, if any, of the ABL Agent, for itself and for the benefit of the ABL Claimholders, on such Shared Collateral shall be automatically, unconditionally and simultaneously released. The ABL Agent or any Priority Lien Debt Collateral Agent, each for itself and on behalf of any such ABL Claimholders or applicable Priority Lien Claimholder, as the case may be, promptly shall execute and deliver to the Priority Lien Debt Collateral Agents, the ABL Agent or such Grantor such termination statements, releases and other documents as the Priority Lien Debt Collateral Agents, the ABL Agent or such Grantor may request to effectively confirm such release.

(c) Until the Discharge of ABL Obligations shall occur, each Priority Lien Debt Collateral Agent, for itself and on behalf of the applicable Priority Lien Claimholders, hereby irrevocably constitutes and appoints the ABL Agent and any of its officers or agents, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Priority Lien Debt Collateral Agent or such Priority Lien Claimholder, whether in the ABL Agent’s name or, at the option of the ABL Agent, in any Priority Lien Debt Collateral Agent’s or any Priority Lien Claimholder’s own name, from time to time in the ABL Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

(d) Until the Discharge of Priority Lien Obligations shall occur, the ABL Agent, for itself and on behalf of the ABL Claimholders hereby irrevocably constitutes and appoints the Controlling Priority Lien Collateral Agent and any of its officers or agents, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of ABL Agent or such ABL Claimholder, whether in such Controlling Priority Lien Collateral Agent’s name or, at the option of the Controlling Priority Lien Collateral Agent, in the ABL Agent’s or any ABL Claimholder’s own name, from time to time in such Controlling Priority Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

5.2 Insurance.

(a) Unless and until the Discharge of ABL Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the ABL Loan Documents, (i) the ABL Agent and the ABL Claimholders shall have the right, in consultation with and subject to the consent of the Company (unless an ABL Default shall have occurred and be continuing and except as otherwise provided in the ABL Loan Documents), to adjust settlement for any insurance policy covering the ABL Collateral or the Liens with respect thereto in the event of any loss thereunder or with respect thereto and, in consultation with and subject to the consent of the Company (unless, with respect to such consultation and consent right, an ABL Default shall have occurred and be continuing and except as otherwise provided in the ABL Loan Documents), to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the ABL Collateral; (ii) all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the ABL Collateral and to the extent required by the ABL Loan Documents shall be paid to the ABL Agent for the benefit of the ABL Claimholders pursuant to the terms of the ABL Loan Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, to the extent no ABL Obligations are outstanding, and subject to the terms of, and the rights of the Grantors under, the Priority Lien Documents and the terms of the Collateral Trust Agreement and the Senior-Junior Intercreditor Agreement (if any), to the Priority Lien Debt Collateral Agents for the benefit of the applicable Priority Lien Claimholders to the extent required under the Priority Lien Documents and then, to the extent no Priority Lien Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if any Priority Lien Debt Collateral Agent or any Priority Lien Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the ABL Agent in accordance with the terms of Section 4.2.

(b) Unless and until the Discharge of Priority Lien Obligations has occurred, subject to the terms of, and the rights of the Grantors under the Priority Lien Documents, (i) the Priority Lien Debt Collateral Agents and the Priority Lien Claimholders shall have the right, in consultation with and subject to the consent of the Company (unless, with respect to such consultation and consent right, a Priority Lien Debt Default shall have occurred and be continuing and except as otherwise provided in the Priority Lien Documents), to adjust settlement for any insurance policy covering the Shared Collateral or the Liens with respect thereto in the event of any loss thereunder or with respect thereto and, in consultation with and subject to the consent of the Company (unless a Priority Lien Debt Default shall have occurred and be continuing and except as otherwise provided in the Priority Lien Documents), to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Shared Collateral; (ii) all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Shared Collateral and to the extent required by the Priority Lien Documents and the terms of the Collateral Trust Agreement and the Senior-Junior Intercreditor Agreement (if any) shall be paid to the Controlling Priority Lien Collateral Agent for the benefit of the Priority Lien Claimholders pursuant to the terms of the Collateral Trust Agreement, the Senior-Junior Intercreditor Agreement (if any) and the other Priority Lien Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, to the extent no Priority Lien Obligations are outstanding, and subject to the terms of, and the rights of the Grantors under, the ABL Collateral Documents to the ABL Agent for the benefit of the ABL Claimholders to the extent required under such ABL Collateral Documents and then, to the extent the Discharge of Priority ABL Obligations has occurred, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if the ABL Agent or any ABL Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Controlling Priority Lien Collateral Agent in accordance with the terms of Section 4.2.

(c) To effectuate the foregoing, the ABL Agent and the Priority Lien Debt Collateral Agents shall each receive separate lender’s loss payable endorsements naming themselves as loss payee, as their interests may appear, with respect to policies which insure Collateral hereunder.

5.3 Amendments to ABL Loan Documents and Priority Lien Documents; Refinancing; Legending Provisions.

(a) Subject to the last paragraph of Section 1.2 with respect to the Collateral Trust Agreement, the ABL Loan Documents and Priority Lien Documents may be amended, supplemented or otherwise modified in accordance with the terms of the ABL Loan Documents and the Priority Lien Documents, respectively, unless such amendment, supplement or modification would contravene any provision of this Agreement, and the ABL Obligations and Priority Lien Obligations may be Refinanced, in each case, without notice to, or the consent (except to the extent a consent is required to permit the Refinancing transaction under any ABL Document or any Priority Lien Document) of the ABL Agent, the ABL Claimholders, the Priority Lien Debt Collateral Agents or the Priority Lien Claimholders, as the case may be, all without affecting the Lien subordination or other provisions of this Agreement; provided, however, that the holders of such Refinancing debt bind themselves in an Intercreditor Agreement Joinder or other writing, reasonably acceptable to the Priority Lien Debt Collateral Agents and the ABL Agent and addressed to the Priority Lien Debt Collateral Agents or the ABL Agent, as the case may be, to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall be substantially in accordance with the provisions of both the ABL Loan Documents and the Priority Lien Documents.

(b) The Company agrees that each ABL Collateral Document entered into on or after the date hereof shall include the following language (or language to similar effect approved by both the Controlling Priority Lien Collateral Agent and the ABL Agent); provided that such language shall only be required for the Security Agreement (as such term is defined in the ABL Agreement) and any Priority Lien Mortgages:

“Notwithstanding anything herein to the contrary, the lien and security interest granted to JPMorgan Chase Bank, N.A., as Administrative Agent, pursuant to this Agreement and the exercise of any right or remedy by JPMorgan Chase Bank, N.A., as Administrative Agent hereunder are subject to the provisions of the ABL Intercreditor Agreement, dated as of October 29, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Unisys Corporation, Wells Fargo Bank, National Association, as Collateral Trustee, JPMorgan Chase Bank, N.A., as ABL Agent, and certain other persons which may be or become parties thereto or become bound thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(c) The Company agrees that each Priority Lien Document that is a Collateral Document entered into on or after the date hereof shall include the following language (or language to similar effect approved by both the Controlling Priority Lien Collateral Agent and the ABL Agent); provided that such language shall only be required for the Security Agreement (as such term is defined in the Collateral Trust Agreement) and any Priority Lien Mortgages:

“Notwithstanding anything herein to the contrary, the lien and security interest granted to [describe applicable Priority Lien Debt Collateral Agent], pursuant to this Agreement and the exercise of any right or remedy by [describe applicable Priority Lien Debt Collateral Agent], as [_____] hereunder are subject to the provisions of the ABL Intercreditor Agreement, dated as of October 29, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Unisys Corporation, Wells Fargo Bank, National Association, as Collateral Trustee, JPMorgan Chase Bank, N.A., as ABL Agent, and certain other persons which may be or become parties thereto or become bound thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(d) The ABL Agent and each Priority Lien Debt Collateral Agent shall each use its reasonable best efforts to notify the other parties of any written amendment or modification to any ABL Loan Document or any Priority Lien Document, as applicable, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party. In connection with amendments or modifications permitted by this Section 5.3, the ABL Agent and each Priority Lien Debt Collateral Agent, as applicable shall, upon request of the other party, provide copies of all such modifications or amendments and copies of all other relevant documentation to the other Persons.

5.4 Bailees for Perfection.

(a) The ABL Agent and each Priority Lien Debt Collateral Agent, as the case may be, agree to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as collateral agent for the ABL Claimholders and Priority Lien Claimholders, as the case may be, and as bailee for the ABL Agent or Priority Lien Debt Collateral Agents, as the case may be (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC), solely for the purpose of perfecting the security interest granted under the ABL Loan Documents and the Priority Lien Documents, as applicable, subject to the terms and conditions of this Section 5.4. Solely with respect to any Deposit Accounts under the control (within the meaning of Section 9-104 of the UCC) of the ABL Agent, the ABL Agent agrees to also hold control over such Deposit Accounts as gratuitous agent for the Controlling Priority Lien Collateral Agent, subject to the terms and conditions of this Section 5.4. Solely with respect to any Deposit Accounts under the control (within the meaning of Section 9-104 of the UCC) of any Priority Lien Debt Collateral Agent, such Priority Lien Debt Collateral Agent agrees to also hold control over such Deposit Accounts as gratuitous agent for the ABL Agent, subject to the terms and conditions of this Section 5.4.

(b) The ABL Agent and each Priority Lien Debt Collateral Agent shall have no obligation whatsoever to any other Person to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee (and with respect to Deposit Accounts, agent) in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of ABL Obligations or Discharge of Priority Lien Obligations, as the case may be, as provided in paragraph (d) below.

(c) No Person acting pursuant to this Section 5.4 shall have by reason of the ABL Loan Documents, the Priority Lien Documents, this Agreement, the Collateral Trust Agreement, the Senior-Junior Intercreditor Agreement (if any) or any other document, a fiduciary relationship with any other Person with respect to such acts.

(d) Upon the Discharge of ABL Obligations, the ABL Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the Controlling Priority Lien Collateral Agent to the extent the Priority Lien Obligations which are secured by such Pledged Collateral remain outstanding, and second, to the Company (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). The ABL Agent further agrees to take all other action reasonably required in connection with the Priority Lien Debt Collateral Agents obtaining a first-priority interest in such Pledged Collateral or as a court of competent jurisdiction may otherwise direct.

(e) Upon the Discharge of the Priority Lien Obligations, the Controlling Priority Lien Collateral Agent (or any other applicable Priority Lien Debt Collateral Agent) shall deliver the remaining Pledged Collateral (if any), together with any necessary endorsements, first, to the ABL Agent to the extent any ABL Obligations which are secured by such Pledged Collateral remain outstanding, and second, to the Company (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). The Controlling Priority Lien Collateral Agent further agrees to take all other action reasonably requested by the ABL Agent in connection with the ABL Agent obtaining a first-priority interest in such Pledged Collateral or as a court of competent jurisdiction may otherwise direct.

(f) Subject to the terms of this Agreement, (i) so long as the Discharge of ABL Obligations has not occurred, the ABL Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other ABL Loan Documents, but only to the extent that such Collateral constitutes ABL Collateral, as if the Liens (if any) of the Priority Lien Debt Collateral Agents in such ABL Collateral did not exist and (ii) so long as the Discharge of Priority Lien Obligations has not occurred, any Priority Lien Debt Collateral Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement, the Collateral Trust Agreement, the Senior-Junior Intercreditor Agreement (if any) and other Priority Lien Documents, but only to the extent that such Collateral constitutes Shared Collateral, as if the Liens of the ABL Agent in such Shared Collateral did not exist.

5.5 When Discharge of ABL Obligations and Discharge of Priority Lien Obligations Deemed to Not Have Occurred; Refinancing of ABL Obligations and Priority Lien Obligations.

(a) If concurrently with the Discharge of ABL Obligations or the Discharge of Priority Lien Obligations, the Company (i) enters into any Refinancing of any ABL Obligation or

Priority Lien Obligation, as the case may be, which Refinancing is permitted by the Priority Lien Documents and the ABL Loan Documents and (ii) delivers to the Priority Lien Debt Collateral Agents or ABL Agent, as appropriate, a notice and an Intercreditor Agreement Joinder in accordance with clause (b) or (c) of this Section 5.5, then such Discharge of ABL Obligations or the Discharge of Priority Lien Obligations, as the case may be, shall be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of ABL Obligations or the Discharge of Priority Lien Obligations) and the obligations under such Refinancing shall automatically be treated as ABL Obligations or Priority Lien Obligations, as applicable, for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the ABL Agent or the Priority Lien Debt Collateral Agents, as the case may be, under such new ABL Loan Documents or Priority Lien Documents shall be the ABL Agent or a Priority Lien Debt Collateral Agent, as applicable, for all purposes of this Agreement.

(b) Upon receipt of a written notice by the parties hereto, together with an Intercreditor Agreement Joinder, from any First Lien Debt Collateral Agent and the Company stating that the Company has entered into First Lien Debt permitted to be incurred under the ABL Loan Documents and the Priority Lien Documents then extant (which notice shall include a complete copy of the relevant new documents and provide the identity of the First Lien Debt Collateral Agent), such First Lien Debt Collateral Agent shall automatically be treated as a Priority Lien Debt Collateral Agent for all purposes of this Agreement. The First Lien Debt Collateral Agent shall agree pursuant to the Intercreditor Agreement Joinder addressed to the other parties hereto to be bound by the terms of this Agreement on behalf of itself and the First Lien Debt Claimholders.

(c) Upon receipt of a written notice by the parties hereto, together with an Intercreditor Agreement Joinder, from the New Agent (as defined below) and the Company stating that the Company has entered into new Debt permitted to be incurred under the ABL Loan Documents and the Priority Lien Documents then extant (which notice shall include a complete copy of the relevant new documents and provide the identity of the new agent for such Debt, such agent, the “New Agent”), such New Agent shall automatically be treated as the ABL Agent or a Priority Lien Debt Collateral Agent, as applicable, for all purposes of this Agreement. The parties to this Agreement shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request to provide the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver, to the extent contemplated by this Agreement and the Senior-Junior Intercreditor Agreement, if applicable, to the New Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). The New Agent shall agree pursuant to the Intercreditor Agreement Joinder addressed to the other parties hereto to be bound by the terms of this Agreement.

5.6 Successor Agents. If any successor ABL Agent or successor Priority Lien Debt Collateral Agent is elected or appointed pursuant to the terms of the ABL Loan Documents or the Priority Lien Documents, as applicable, then such successor ABL Agent or successor Priority Lien Debt Collateral Agent, as applicable, shall automatically be treated as the ABL Agent or Priority Lien Debt Collateral Agent, as applicable, for all purposes of this Agreement. The successor ABL

Agent or successor Priority Lien Debt Collateral Agent, as applicable, shall enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company, the existing ABL Agent or the existing Priority Lien Debt Collateral Agents shall reasonably request in order to provide to the successor ABL Agent or successor Priority Lien Debt Collateral Agent, as applicable, the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. The successor ABL Agent or successor Priority Lien Debt Collateral Agent, as applicable, shall agree pursuant to the Intercreditor Agreement Joinder addressed to the existing ABL Agent or each existing Priority Lien Debt Collateral Agent, as applicable, to be bound by the terms of this Agreement.

ARTICLE 6

INSOLVENCY PROCEEDINGS.

6.1 Finance and Sale Issues.

(a) Until the Discharge of ABL Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency Proceeding and the ABL Agent shall, acting in accordance with the ABL Agreement, agree to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code), which constitutes ABL Collateral securing the ABL Obligations or to permit the Company or any other Grantor to obtain financing, whether from the ABL Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”) to the extent such DIP Financing is secured by Liens on ABL Collateral, then each Priority Lien Debt Collateral Agent and each Priority Lien Claimholder each agrees that it will raise no objection to such Cash Collateral use or DIP Financing, and, except to the extent permitted by Section 3.1(c) and Section 6.3, will not request adequate protection or any other relief in connection therewith, so long as such Cash Collateral use or DIP Financing meets the following requirements: (i) it is on commercially reasonable terms under the circumstances, (ii) each Priority Lien Debt Collateral Agent and each Priority Lien Claimholder retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are prejudicial to their interests in the Shared Collateral, (iii) the terms of the Cash Collateral use or DIP Financing do not compel the Company to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document, and (iv) if the ABL Claimholders retain their Liens on the ABL Collateral securing the ABL Obligations and each Priority Lien Debt Collateral Agent, for the ratable benefit of the Priority Lien Claimholders, shall retain an immediately junior Lien on the ABL Collateral. To the extent the Liens on the ABL Collateral securing the ABL Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements of clauses (i) through (iii) above, each Priority Lien Debt Collateral Agent will subordinate any Liens in the ABL Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the ABL Agent or to the extent permitted by Section 6.3). The foregoing shall not prohibit any Priority Lien Debt Collateral Agent or any Priority Lien Claimholder from objecting to the terms of any DIP Financing to the extent that such DIP Financing is secured by any Shared Collateral.

(b) Until the Discharge of Priority Lien Obligations has occurred, if the Company or any other Grantor shall be subject to an Insolvency Proceeding and the Controlling Priority Lien Collateral Agent shall, acting in accordance with the Priority Lien Debt Documents and the Senior-Junior Intercreditor Agreement (if any), agree to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code), which constitutes Shared Collateral securing the Priority Lien Obligations or to permit the Company or any other Grantor to obtain DIP Financing to the extent such DIP Financing is secured by Liens on Shared Collateral, then the ABL Agent and each ABL Claimholder agrees that it will raise no objection to such Cash Collateral use or DIP Financing, and, except to the extent permitted by Section 3.2(c) and Section 6.3, will not request adequate protection or any other relief in connection therewith, so long as such Cash Collateral use or DIP Financing meets the following requirements: (i) it is on commercially reasonable terms under the circumstances, (ii) the ABL Agent and each ABL Claimholder retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are prejudicial to their interests in the ABL Collateral, (iii) the terms of the Cash Collateral use or DIP Financing do not compel the Company to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document and (iv) if the Priority Lien Claimholders retain their Liens on the Shared Collateral securing the Priority Lien Obligations, the ABL Agent for the ratable benefit of each ABL Claimholder shall retain an immediately junior Lien on the Shared Collateral. To the extent the Liens on the Shared Collateral securing the Priority Lien Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements of clauses (i) through (iii) above, the ABL Agent and each ABL Claimholder will subordinate any Liens in the Shared Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except as expressly agreed by the Controlling Priority Lien Collateral Agent or to the extent permitted by Section 6.3). The foregoing shall not prohibit the ABL Agent or any ABL Claimholder from objecting to the terms of any DIP Financing to the extent that such DIP Financing is secured by any ABL Collateral.

(c) Each Priority Lien Debt Collateral Agent, on behalf of the applicable Priority Lien Claimholders, agrees that it will not oppose, and hereby consents to (i) any sale consented to by the ABL Agent of any ABL Collateral pursuant to Section 363 or 1129 of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding), (ii) any bid by the ABL Agent on behalf of the ABL Claimholders with respect to then outstanding ABL Obligations in connection with any such sale or any other sale or other disposition of the ABL Collateral and (iii) any bidding, sale or auction procedures and related bidding protections, consented to by the ABL Agent in connection with the immediately preceding clauses (i) and (ii).

(d) The ABL Agent agrees, on behalf of the ABL Claimholders, that it will not oppose, and hereby consents to (i) any sale consented to by the Controlling Priority Lien Collateral Agent or any such Priority Lien Claimholder for whom the Controlling Priority Lien Collateral Agent acts as representative of any Shared Collateral pursuant to Section 363 or 1129 of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding), (ii) any bid by any such Priority Lien Debt Collateral Agent or any Priority Lien Claimholder with respect to then outstanding Priority Lien Obligations in connection with any such sale or any other sale or other disposition of the Shared Collateral, and (iii) any bidding, sale or auction procedures and related bidding protections, consented to by the Controlling Priority Lien Collateral Agent in connection with the immediately preceding clauses (i) and (ii).

6.2 Relief from the Automatic Stay.

(a) Until the Discharge of ABL Obligations has occurred, each Priority Lien Debt Collateral Agent and each Priority Lien Claimholder, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the ABL Collateral (other than to the extent such relief is required to exercise its rights under Section 3.3), without the prior written consent of the ABL Agent.

(b) Until the Discharge of Priority Lien Obligations has occurred, the ABL Agent, on behalf of itself and the ABL Claimholders agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Shared Collateral (other than to the extent such relief is required to exercise its rights under Section 3.3), without the prior written consent of the Controlling Priority Lien Collateral Agent.

6.3 Adequate Protection.

(a) The Priority Lien Debt Collateral Agents and the Priority Lien Claimholders each agree that, prior to the Discharge of ABL Obligations, none of them shall contest (or support any other Person contesting):

(i) any request by the ABL Agent for adequate protection with respect to the ABL Collateral; or

(ii) any objection by the ABL Agent to any motion, relief, action or proceeding based on the ABL Agent or the ABL Claimholders claiming a lack of adequate protection with respect to the ABL Collateral.

(b) The ABL Agent and the ABL Claimholders each agrees that, prior to the Discharge of Priority Lien Obligations, none of them shall contest (or support any other Person contesting):

(i) any request by any Priority Lien Debt Collateral Agent or any Priority Lien Claimholder for adequate protection with respect to the Shared Collateral; or

(ii) any objection by any Priority Lien Debt Collateral Agent or any Priority Lien Claimholder to any motion, relief, action or proceeding based on any Priority Lien Debt Collateral Agent or any Priority Lien Claimholder claiming a lack of adequate protection with respect to the Shared Collateral.

(c) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency Proceeding:

(i) in the event the ABL Agent or any of the ABL Claimholders (or any subset thereof) seeks or requests adequate protection in respect of ABL Collateral and such adequate protection is granted with respect to the ABL Collateral in the form of additional collateral in connection with any Cash Collateral use or DIP Financing or a superpriority claim in connection with any DIP Financing or otherwise, then each Priority Lien Debt

Collateral Agent, on behalf of itself or any of the applicable Priority Lien Claimholders, may seek or request adequate protection with respect to its interests in such ABL Collateral in the form of a Lien on the same additional collateral, or a junior superpriority claim, as applicable, which Lien, or junior superpriority claim, shall be subordinated (except to the extent that Priority Lien Debt Collateral Agents already had a Lien on such additional collateral (in which case the priorities established by Section 2.1 shall apply)) to the Liens or claims securing the ABL Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens of the Priority Lien Collateral Debt Agents on ABL Collateral; and

(ii) in the event any Priority Lien Debt Collateral Agent or any of the Priority Lien Claimholders (or any subset thereof) seeks or requests adequate protection in respect of Shared Collateral and such adequate protection is granted with respect to the Shared Collateral in the form of additional collateral in connection with any Cash Collateral use or DIP Financing or a superpriority claim in connection with any DIP Financing or otherwise, then the ABL Agent, on behalf of itself or any of the ABL Claimholders, may seek or request adequate protection with respect to its interests in such Shared Collateral in the form of a Lien on the same additional collateral, or a junior superpriority claim, as applicable, which Lien or junior superpriority claim shall be subordinated (except to the extent that the ABL Agent already had a Lien on such additional collateral (in which case the priorities established by Section 2.1 shall apply)) to the Liens or claims securing the Priority Lien Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens of the ABL Agent on the Shared Collateral.

(d) Except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies with respect to (i) the ABL Collateral, nothing herein shall limit the rights of any Priority Lien Debt Collateral Agent or any Priority Lien Claimholder from seeking adequate protection with respect to their rights in the Shared Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise) or (ii) the Shared Collateral, nothing herein shall limit the rights of the ABL Agent or the ABL Claimholders from seeking adequate protection with respect to their rights in the ABL Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

6.4 Avoidance Issues. If any ABL Claimholder or Priority Lien Claimholder is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor (or to any other creditor pursuant to a settlement) any amount paid in respect of ABL Obligations or the Priority Lien Obligations, as the case may be (a “Recovery”), then such ABL Claimholders or Priority Lien Claimholders shall be entitled to a reinstatement of ABL Obligations or the Priority Lien Obligations, as the case may be, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.5 Reorganization Securities. If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of the ABL Obligations and on account of the Priority Lien Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Priority Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of proceeds thereof.

6.6 Post-Petition Interest.

(a) The Priority Lien Debt Collateral Agents and the Priority Lien Claimholders each agrees that none of them shall oppose or seek to challenge any claim by the ABL Agent or any ABL Claimholder for allowance in any Insolvency Proceeding of ABL Obligations consisting of post-petition interest, fees or expenses, without regard to the existence of the Lien of the Priority Lien Claimholders on the ABL Collateral.

(b) The ABL Agent and the ABL Claimholders each agrees that none of them shall oppose or seek to challenge any claim by any Priority Lien Debt Collateral Agent or any Priority Lien Claimholder for allowance in any Insolvency Proceeding of Priority Lien Obligations consisting of post-petition interest, fees or expenses, without regard to the existence of the Lien of the ABL Agent on behalf of the ABL Claimholders on the Shared Collateral.

6.7 Waiver - 1111(b)(2) Issues.

(a) Each Priority Lien Debt Collateral Agent, for itself and on behalf of the applicable Priority Lien Claimholders, each waives any objection or claim it may hereafter have against any ABL Claimholder arising out of the election by any ABL Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code to any claims of such ABL Claimholder in respect of the ABL Collateral and agrees that in the case of any such election it shall have no claim or right to payment with respect to the ABL Collateral in or from such Insolvency Proceeding. Any reorganization securities issued with respect to such election shall be allocated solely to the ABL Claimholders pursuant to Section 6.5 hereof.

(b) The ABL Agent, for itself and on behalf of the ABL Claimholders, waives any objection or claim it may hereafter have against any Priority Lien Claimholder arising out of the election by any Priority Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code to any claims of such Priority Lien Claimholder in respect of the Shared Collateral and agrees that in the case of any such election it shall have no claim or right to payment with respect to the Shared Collateral in or from such Insolvency Proceeding. Any reorganization securities issued with respect to such election shall be allocated solely to the Priority Lien Claimholders pursuant to Section 6.5 hereof.

6.8 Separate Grants of Security and Separate Classification. The ABL Agent, on behalf each ABL Claimholder, and each Priority Lien Debt Collateral Agent and Priority Lien Claimholder, acknowledges and agrees that (a) the grants of Liens pursuant to the ABL Loan

Documents and the Priority Lien Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Collateral, the Priority Lien Obligations and the ABL Obligations are fundamentally different from each other and must be separately classified in any plan of reorganization or liquidation under the Bankruptcy Code (or other plan of similar effect under any Bankruptcy Law) proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Claimholders and the Priority Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims, as applicable), then the ABL Agent, on behalf of the ABL Claimholders, and each Priority Lien Debt Collateral Agent, on behalf of their respective Priority Lien Claimholders, hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligation claims and Priority Lien Obligation claims against the Company and the Grantors, with the effect being that, (i) to the extent that the aggregate value of the ABL Collateral is sufficient (for this purpose ignoring all claims held by the Priority Lien Debt Collateral Agents, on behalf of the Priority Lien Claimholders), the ABL Agent and the ABL Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest that is available from the ABL Collateral before any distribution is made in respect of the claims held by the Priority Lien Debt Collateral Agents and the Priority Lien Claimholders from such ABL Collateral, with the Priority Lien Debt Collateral Agents, on behalf of their respective Priority Lien Claimholders, hereby acknowledging and agreeing to turn over to the ABL Agent, for the benefit of the ABL Claimholders, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries, and (ii) to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the ABL Agent on behalf of the ABL Claimholders), the Priority Lien Debt Collateral Agents, on behalf of the Priority Lien Claimholders, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest that is available from the Shared Collateral before any distribution is made in respect of the claims held by the ABL Agent, on behalf of the ABL Claimholders from such Shared Collateral, with the ABL Agent, on behalf of the ABL Claimholders hereby acknowledging and agreeing to turn over to the Priority Lien Debt Collateral Agents, on behalf of the Priority Lien Claimholders, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

6.9 Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency Proceeding (including, without limitation, to the extent that Section 1129(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law is invoked to render this Agreement unenforceable or inapplicable in whole or in part). The relative rights as to the ABL Collateral and the Shared Collateral shall continue after the commencement of any Insolvency Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

ARTICLE 7

RELIANCE; WAIVERS; ETC.

7.1 Reliance. Other than any reliance on the terms of this Agreement, (a) the ABL Agent, on behalf of itself and the ABL Claimholders, acknowledges that it and such ABL Claimholders have, independently and without reliance on any Priority Lien Debt Collateral Agent or any Priority Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the ABL Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the ABL Loan Documents or this Agreement, and (b) each Priority Lien Debt Collateral Agent, on behalf of itself and the Priority Lien Claimholders, acknowledges that it and the Priority Lien Claimholders have, independently and without reliance on the ABL Agent or any ABL Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Priority Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Priority Lien Documents, the Collateral Trust Agreement, the Senior-Junior Intercreditor Agreement (if any) or this Agreement.

7.2 No Warranties or Liability. The ABL Agent, on behalf of itself and the ABL Claimholders, acknowledges and agrees that each of the Priority Lien Debt Collateral Agents and the Priority Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Priority Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the Priority Lien Debt Collateral Agent and the Priority Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Priority Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Priority Lien Debt Collateral Agents and the Priority Lien Claimholders each acknowledges and agrees that the ABL Agent and the ABL Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the ABL Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the ABL Agent and the ABL Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective ABL Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Priority Lien Debt Collateral Agents and the Priority Lien Claimholders shall have no duty to the ABL Agent or any of the ABL Claimholders, and the ABL Agent and the ABL Claimholders shall have no duty to the Priority Lien Debt Collateral Agent or any of the Priority Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any other Grantor (including the ABL Loan Documents and the Priority Lien Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3 No Waiver of Lien Priorities.

(a) No right of the ABL Agent, the ABL Claimholders, the Priority Lien Debt Collateral Agents or the Priority Lien Claimholders to enforce any provision of this Agreement, the Collateral Trust Agreement, the Senior-Junior Intercreditor Agreement (if any), any ABL Loan Document or any other Priority Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by such Persons or by any noncompliance by any such Person with the terms, provisions and covenants of this Agreement, the Collateral Trust Agreement, the Senior-Junior Intercreditor Agreement (if any), any of the ABL Loan Documents or any of the other Priority Lien Documents, regardless of any knowledge thereof which such Persons, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the ABL Loan Documents and the Priority Lien Documents and subject to the provisions of Section 5.3(a)), the ABL Agent, the ABL Claimholders, the Priority Lien Debt Collateral Agents and the Priority Lien Claimholders may, at any time and from time to time in accordance with the ABL Loan Documents and Priority Lien Documents and/or applicable law, without the consent of, or notice to, the other Persons (as the case may be), without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement, the Collateral Trust Agreement or the Senior-Junior Intercreditor Agreement (if any) (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby), do any one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Obligations or any Lien or guaranty thereof or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the ABL Agent or any Priority Lien Debt Collateral Agent or any rights or remedies under any of the ABL Loan Documents or the Priority Lien Documents;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of the Company or any other Grantor or any liability incurred directly or indirectly in respect thereof;

(iii) settle or compromise any Obligation or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and

(iv) exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company or any other Grantor.

7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the ABL Agent and the ABL Claimholders and the Priority Lien Debt Collateral Agents and the Priority Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any ABL Loan Documents or any Priority Lien Documents;

(b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or Priority Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Loan Document or any Priority Lien Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or Priority Lien Obligations or any guaranty thereof;

(d) the commencement of any Insolvency Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the ABL Agent, the ABL Obligations, any ABL Claimholder, the Priority Lien Debt Collateral Agents, the Priority Lien Obligations or any Priority Lien Claimholder in respect of this Agreement.

ARTICLE 8

MISCELLANEOUS.

8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Loan Document or any Priority Lien Document, the provisions of this Agreement shall govern and control; provided, however, that notwithstanding anything to the contrary contained herein, the ABL Agent agrees on behalf of itself and each ABL Claimholder that the provisions of the Collateral Trust Agreement and the Senior-Junior Intercreditor Agreement (if any) shall govern the rights and obligations of the Priority Lien Debt Collateral Agents and the Priority Lien Claimholders as among themselves. Neither the ABL Agent nor any ABL Creditor shall be deemed to have knowledge of, or shall be required to act in accordance with, the relative rights and priorities of, or rights and obligations among, the Priority Lien Claimholders established under the Senior-Junior Intercreditor Agreement or the Collateral Trust Agreement.

8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto on the date hereof. This is a continuing agreement of lien subordination and the ABL Agent, the ABL Claimholders and the Priority Lien Debt Collateral Agents and the Priority Lien Claimholders may continue, at any time and without notice to any of the others, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Grantor in reliance hereon. Each such

Person hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement (including, without limitation, any such right arising under Section 1129(b) of the Bankruptcy Code). The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby. All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency Proceeding. This Agreement shall terminate and be of no further force and effect until the earlier to occur of:

(a) with respect to the Priority Lien Debt Collateral Agents, the Priority Lien Claimholders and the Priority Lien Obligations, on the date of the Discharge of the Priority Lien Obligations, subject to the rights of the ABL Agent and ABL Claimholders under Section 6.4; and

(b) with respect to the ABL Agent, the ABL Claimholders and the ABL Obligations, on the date of the Discharge of ABL Obligations, on the date of the Discharge of Priority Lien Obligations, subject to the rights of the Priority Lien Debt Collateral Agents and the Priority Lien Claimholders under Section 6.4.

For the avoidance of doubt, if a Discharge of ABL Obligations occurs, to the extent that ABL Obligations are reinstated in accordance with Section 6.4, the Discharge of ABL Obligations shall (effective upon the reinstatement of such ABL Obligations, as applicable) be deemed to no longer be effective. If a Discharge of Priority Lien Obligations occurs, to the extent that Priority Lien Obligations are reinstated in accordance with Section 6.4, the Discharge of Priority Lien Obligations shall (effective upon the reinstatement of such Priority Lien Obligations, as applicable) be deemed to no longer be effective.

8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing and signed on behalf of the parties hereto or their respective authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Company shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights or obligations are directly and adversely affected (which includes, but is not limited to any amendment to the Grantors’ ability to cause additional obligations to constitute ABL Obligations or Priority Lien Obligations as the Company may designate).

8.4 Information Concerning Financial Condition of the Company and its Subsidiaries. The ABL Agent and the ABL Claimholders, on the one hand, and the Priority Lien Debt Collateral Agents and the Priority Lien Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and its Subsidiaries and all endorsers and/or guarantors of the ABL Obligations or the Priority Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Priority Lien Obligations. Neither the ABL Agent and the ABL Claimholders, on the one hand, nor the Priority Lien Debt Collateral Agents and the Priority Lien Claimholders, on the other hand, shall have any duty to advise the other of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that either the ABL Agent or any of the ABL Claimholders, on the one hand, or the Priority Lien Debt Collateral Agents and the Priority Lien Claimholders, on the other hand, undertakes at any time or from time to time to provide any such information to any of the others, it or they shall be under no obligation:

(a) to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b) to provide any additional information or to provide any such information on any subsequent occasion;

(c) to undertake any investigation; or

(d) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5 Subrogation.

(a) With respect to the value of any payments or distributions in cash, property or other assets that any of the Priority Lien Claimholders or any Priority Lien Debt Collateral Agent pays over to the ABL Agent or the ABL Claimholders under the terms of this Agreement, the Priority Lien Claimholders and any Priority Lien Debt Collateral Agent shall be subrogated to the rights of the ABL Agent and the ABL Claimholders; provided, however, that any Priority Lien Debt Collateral Agent and the Priority Lien Claimholders, hereby each agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of ABL Obligations has occurred. The Company acknowledges and agrees that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by any Priority Lien Debt Collateral Agent or any Priority Lien Claimholder that are paid over to the ABL Agent or the ABL Claimholders pursuant to this Agreement shall not reduce any of the Priority Lien Obligations.

(b) With respect to the value of any payments or distributions in cash, property or other assets that any of the ABL Claimholders or the ABL Agent pays over to any Priority Lien Debt Collateral Agent or the Priority Lien Claimholders under the terms of this Agreement, the ABL Claimholders and the ABL Agent shall be subrogated to the rights of any Priority Lien Debt Collateral Agent and the Priority Lien Claimholders; provided, however, that the ABL Agent, on behalf of itself and the ABL Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Priority Lien Obligations has occurred. The Company acknowledges and agrees that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the ABL Agent or the ABL Claimholders that are paid over to any Priority Lien Debt Collateral Agent or any Priority Lien Claimholder pursuant to this Agreement shall not reduce any of the ABL Obligations.

8.6 SUBMISSION TO JURISDICTION; WAIVERS.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.7;

(iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND

(v) AGREES THAT EACH PARTY HERETO RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

(b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE INTENTS AND PURPOSES HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HERETO HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH PARTY HERETO WILL CONTINUE TO RELY ON THIS WAIVER

IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.6(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.7 Notices. All notices to the ABL Claimholders, on the one hand, or the Priority Lien Claimholders, on the other hand, permitted or required under this Agreement shall also be sent to the ABL Agent and the Priority Lien Debt Collateral Agents, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.8 Further Assurances. The ABL Agent, each Priority Lien Debt Collateral Agent and each of the Claimholders, each agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the ABL Agent or Priority Lien Debt Collateral Agents may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement. Without limiting the generality of the foregoing, all such Persons agree upon request by the ABL Agent or the Priority Lien Debt Collateral Agents, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the ABL Collateral or Shared Collateral, as applicable, and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the ABL Loan Documents and the Priority Lien Documents.

8.9 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE EXCLUDING ANY PRINCIPLES OF CONFLICTS OF LAW OR ANY OTHER RULE OF LAW THAT WOULD RESULT IN THE APPLICATION OF LAW OF ANY JURISDICTION OTHER THAN THE LAWS OF THE STATE OF NEW YORK.

8.10 Binding Effect on Successors and Assigns and on Claimholders and Priority Lien Representatives. This Agreement shall be binding upon the ABL Agent, the ABL Claimholders, the Priority Lien Debt Collateral Agents and the Priority Lien Claimholders (including any Priority Lien Representatives) and their respective successors and assigns. Notwithstanding any implication to the contrary in any provision in any other section of the Agreement, neither the Priority Lien Debt Collateral Agents nor the ABL Agent make any representation regarding the validity or binding effect of the Priority Lien Documents or ABL Loan Documents, respectively, or their authority to bind any of the Claimholders through their execution of this Agreement.

8.11 Specific Performance. Each of the ABL Agent and the Priority Lien Debt Collateral Agents may demand specific performance of this Agreement. The ABL Agent, on behalf of itself and the ABL Claimholders, and the Priority Lien Debt Collateral Agent, on behalf of the Priority Lien Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the ABL Agent or the ABL Claimholders or the Priority Lien Debt Collateral Agents or the Priority Lien Claimholders, as the case may be, under this Agreement.

8.12 Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

8.13 Counterparts.    This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

8.14 Authority. By its signature, each Person executing this Agreement represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. Each Priority Lien Debt Collateral Agent hereby further represents and warrants to the other parties hereto that it is authorized to enter into this Agreement on behalf of the Priority Lien Claimholders (including, without limitation, all applicable Priority Lien Representatives). The ABL Agent hereby further represents and warrants to the other parties hereto that it is authorized to enter into this Agreement on behalf of the ABL Claimholders.

8.15 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the ABL Agent, the Priority Lien Debt Collateral Agent, the

ABL Claimholders and the Priority Lien Claimholders. Nothing in this Agreement shall impair, as between the Company and the other Grantors and the ABL Agent and the ABL Claimholders, or as between the Company and the other Grantors and the Priority Lien Debt Collateral Agents and the Priority Lien Claimholders the obligations of the Company and the other Grantors to pay principal, interest, fees and other amounts as provided in the ABL Loan Documents and the Priority Lien Documents, respectively.

8.16 Provisions Solely to Define Relative Rights. The provisions of this Agreement are solely for the purpose of defining the relative rights of the ABL Agent and the ABL Claimholders on the one hand and the Priority Lien Debt Collateral Agents and the Priority Lien Claimholders on the other hand. None of the Company, any other Grantor or any other creditor thereof shall have any rights hereunder and neither the Company nor any Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the ABL Obligations and the Priority Lien Obligations as and when the same shall become due and payable in accordance with their terms.

8.17 Marshalling of Assets. The Priority Lien Debt Collateral Agents and the Priority Lien Claimholders hereby each waives any and all rights to have the ABL Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the ABL Agent’s Liens or the Priority Liens. The ABL Agent and each ABL Claimholder hereby waive any and all rights to have the Shared Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the Priority Liens or the ABL Agent’s Liens.

8.18 Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Priority Lien Debt Collateral Agents and the ABL Agent, like all financial institutions, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with JPMorgan Chase Bank, N.A. or Wells Fargo Bank, National Association, as the case may be. The parties to this Agreement agree that they will provide the Priority Lien Debt Collateral Agents and the ABL Agent, as the case may be, with such information as it may request in order for the Priority Lien Debt Collateral Agents and the ABL Agent, as the case may be, to satisfy the requirements of the USA Patriot Act.

8.19 Grantor Agreement; Additional Grantors.

(a) Each Grantor as of the date hereof by executing its acknowledgment and agreement below hereby acknowledges that it has received a copy of this Agreement and consents thereto, agrees to recognize all rights granted thereby to the ABL Agent, the ABL Claimholders, each Priority Lien Debt Collateral Agent and the Priority Lien Claimholders and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Agreement.

(b) Each Subsidiary of the Company that becomes a Grantor shall become an “Subsidiary Guarantor” and “Grantor” for all purposes of this Agreement, and shall be required to execute and deliver an acknowledgment substantially similar to the acknowledgment executed and delivered by the Grantors as of the date hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ABL Agent

JPMORGAN CHASE BANK, N.A., as ABL Agent and as authorized representative of the ABL Claimholders

By:	/s/ Timothy Lee
Name:	Timothy Lee
Title:	Authorized Officer

Notice Address:

with copies to:

[Signature Page to ABL Intercreditor Agreement]

Collateral Trustee

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Trustee and as authorized representative of the Pari Passu Lien Representatives and Pari Passu Lien Claimholders

By:	/s/ Stefan Victory
Name:	Stefan Victory
Title:	Vice President

Notice Address:

Wells Fargo Bank, National Association
Corporate Trust Services
600 South 4th Street, 6th Floor
Minneapolis, MN 55415
Attn: Corporate Trust Administrator – Unisys Corp.

[Signature Page to ABL Intercreditor Agreement]

Acknowledged and Agreed to by:

Company

UNISYS CORPORATION

By:	/s/ Michael M. Thomson
Name:	Michael M. Thomson
Title:	Senior Vice President and Chief Financial Officer

Notice Address:

Unisys Corporation
801 Lakeview Drive, Suite 100
Blue Bell, Pennsylvania 19424
Attention: Vice President and Treasurer
Phone No.: (215) 986-2600
Facsimile No.: (215) 986-4132

with a copy to

Unisys Corporation
801 Lakeview Drive, Suite 100
Blue Bell, Pennsylvania 19422
Attention: General Counsel
Phone No.: (215) 986-4008
Facsimile No.: (215) 986-9388

[Signature Page to ABL Intercreditor Agreement]

Subsidiary Guarantors

UNISYS HOLDING CORPORATION

By:	/s/ Gary M. Polikoff
Name:	Gary M. Polikoff
Title:	President

Notice Address:

Unisys Holding Corporation
501 Silverside Road
Suite 18-A
Wilmington, Delaware 19809
Attention: Vice President and Treasurer
Phone No.: (302) 792-2558
Facsimile No.: (302) 791-9371

with a copy to

Unisys Corporation
801 Lakeview Drive, Suite 100
Blue Bell, Pennsylvania 19422
Attention: Vice President and Treasurer
Phone No.: 215-986-2600
Facsimile No.: (215) 986-4132

[Signature Page to ABL Intercreditor Agreement]

UNISYS NPL, INC.

By:	/s/ Gary M. Polikoff
Name:	Gary M. Polikoff
Title:	President

Notice Address:

Unisys NPL, Inc.
501 Silverside Road
Suite 18-A
Wilmington, Delaware 19809
Attention: Vice President and Treasurer
Phone No.: (302) 792-2558
Facsimile No.: (302) 791-9371

with a copy to

Unisys Corporation
801 Lakeview Drive, Suite 100
Blue Bell, Pennsylvania 19422
Attention: Vice President and Treasurer
Phone No.: 215-986-2600
Facsimile No.: (215) 986-4132

[Signature Page to ABL Intercreditor Agreement]

UNISYS AP INVESTMENT COMPANY I

By:	/s/ Gary M. Polikoff
Name:	Gary M. Polikoff
Title:	President

Notice Address:

Unisys AP Investment Company I
501 Silverside Road
Suite 18-A
Wilmington, Delaware 19809
Attention: Vice President and Treasurer
Phone No.: (302) 792-2558
Facsimile No.: (302) 791-9371

with a copy to

Unisys Corporation
801 Lakeview Drive, Suite 100
Blue Bell, Pennsylvania 19422
Attention: Vice President and Treasurer
Phone No.: 215-986-2600
Facsimile No.: (215) 986-4132

[Signature Page to ABL Intercreditor Agreement]

EXHIBIT A

FORM OF INTERCREDITOR AGREEMENT JOINDER

The undersigned, ___________________, a __________ (“New Agent”), hereby agrees to become party as a[n] [Grantor] [ABL Agent] [First Lien Debt Collateral Agent][Collateral Trustee] under the ABL Intercreditor Agreement, dated as of October 29, 2020 (the “Intercreditor Agreement”), among Unisys Corporation, a Delaware corporation, the Subsidiary Guarantors from time to time party thereto, JPMorgan Chase Bank, N.A., in its capacity as agent for the ABL Lenders, Wells Fargo Bank, National Association, in its capacity as collateral trustee for (i) the Notes Trustee and the Noteholders and (ii) any future Pari Passu Lien Representative and Pari Passu Lien Claimholders, and such additional parties from time to time party thereto pursuant to the terms thereof, as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof. The provisions of Article 8 of the Intercreditor Agreement will apply with like effect to this Intercreditor Agreement Joinder. Terms used in this Intercreditor Agreement Joinder but not defined herein shall have the meanings given to such terms in the Intercreditor Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement Joinder to be executed by their respective officers or representatives as of [__________________, 20__].

[ ], as [ ]

By:
Name:
Title:

Notice Address:

with copies to:

Acknowledged and Agreed to by:

ABL Agent

JPMORGAN CHASE BANK, N.A.,

as ABL Agent and as authorized representative of the ABL Claimholders

By:
Name:
Title:

Collateral Trustee

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral

Trustee and as authorized representative of the Pari Passu Lien

Representatives and Pari Passu Lien Claimholders

By:
Name:
Title:

First Lien Debt Collateral Agent1

[●], as First Lien Debt Collateral Agent and as authorized representative of the First Lien Debt

Representatives and First Lien Debt Claimholders

By:
Name:
Title:

[1]	Include if applicable.